SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to Rule 14a-12

EQUITY ONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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1600 N.E. Miami Gardens Drive

North Miami Beach, Florida 33179

(305) 947-1664

April 30, 2007

Dear stockholder:

The board of directors and officers of Equity One, Inc., a Maryland corporation, join us in extending to you a cordial invitation to attend the 2007 annual meeting of our stockholders. This meeting will be held on Monday, June 4, 2007, at 10:00 a.m., local time, at the Trump International Sonesta Beach Resort, 18001 Collins Avenue, Sunny Isles Beach, Florida 33160. The formal notice of the meeting, proxy statement and form of proxy are enclosed with this letter.

If you are unable to attend the meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy card at your earliest convenience. If you choose to attend the annual meeting, you may revoke your proxy and cast your vote personally at the meeting.

We look forward to seeing you on June 4, 2007.

Sincerely,

CHAIM KATZMAN	JEFFREY S. OLSON
Chairman of the Board	President and Chief Executive Officer

EQUITY ONE, INC.

1600 N.E. Miami Gardens Drive

North Miami Beach, Florida 33179

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 4, 2007

To our stockholders:

You are cordially invited to attend the 2007 annual meeting of the stockholders of Equity One, Inc., a Maryland corporation, which will be held at the Trump International Sonesta Beach Resort, 18001 Collins Avenue, Sunny Isles Beach, Florida 33160, on June 4, 2007 at 10:00 a.m., local time. At the meeting, stockholders will consider and vote on the following matters:

1.	The election of nine directors to hold office until our 2008 annual meeting of stockholders and until his or her successor has been duly elected and qualifies;

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2007 fiscal year;

3.	The approval of the amendment of our 2000 Executive Incentive Compensation Plan to, among other things, increase the number of shares reserved for issuance under the plan from 5,500,000 to 8,500,000, resulting in 3,862,386 shares available for delivery in connection with awards granted under the plan; and

4.	Such other business as may properly come before the annual meeting, including any adjournments or postponements of the meeting.

If you own shares of our common stock as of the close of business on April 25, 2007, you can vote those shares by proxy or at the meeting.

Whether or not you plan to attend the meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope so that your shares will be represented. Stockholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors

ARTHUR L. GALLAGHER
Senior Vice President, General Counsel and Secretary

North Miami Beach, Florida

April 30, 2007

2

2007 ANNUAL MEETING

OF

STOCKHOLDERS OF EQUITY ONE, INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:	Why did I receive this proxy?

A:	Our board of directors is soliciting proxies to be voted at our annual meeting. The annual meeting will be held at the Trump International Beach Resort, 18001 Collins Avenue, on Monday, June 4, 2007, at 10:00 a.m., local time. This proxy statement summarizes the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

Q:	When was this proxy statement mailed?

A:	This proxy statement, the enclosed proxy card and the annual report were mailed to stockholders beginning on or about April 30, 2007.

Q:	Who is entitled to vote?

A:	All stockholders of record as of the close of business on, April 25, 2007, the record date, are entitled to vote at the annual meeting.

Q:	What is the quorum for the meeting?

A:	A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock outstanding. No business may be conducted at the meeting if a quorum is not present. As of the record date, 73,817,066 shares of common stock were issued and outstanding. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of April 25, 2007. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

Q:	How many votes do I have?

A:	Each share of our common stock outstanding on the record date is entitled to one vote on each item submitted to you for consideration. Our stockholders do not have the right to cumulate their votes for directors.

Q:	How do I vote?

A:	Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the enclosed proxy card and to return it in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named in the accompanying proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors to elect the director nominees listed in “Proposal 1 – Election of Directors” and in favor of (FOR) “Proposal 2 – Ratification of the Appointment of Independent Auditors” and “Proposal 3 – Approval of Amendments to the 2000 Executive Incentive Compensation Plan.”

Q:	How do I vote my shares that are held by my broker?

A:	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.

Q:	What am I voting on?

A:	You will be voting on:

•	The election of nine directors to hold office until our 2008 annual meeting of stockholders and until his or her successor has been elected and qualifies;

•	The ratification of the appointment of Ernst & Young LLP to act as our independent auditors for 2007;

•

The approval of the amendment of our 2000 Executive Incentive Compensation Plan to, among other things, increase the number of shares reserved for issuance under the plan from 5,500,000 to 8,500,000, resulting in 3,862,386 shares available for delivery in connection with awards granted under the plan; and

•	Such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

Q:	What vote is required to approve the proposals assuming that a quorum is present at the annual meeting?

A:	Proposal 1: Election of Directors	The election of the director nominees must be approved by a plurality of the votes cast.

	Proposal 2: Ratification of Independent Auditors	Ratification of the appointment of auditors requires a majority of the votes cast.

	Proposal 3: Appproval of the Amendments to the 2000 Executive Incentive Compensation Plan	The majority of the votes cast on the proposal at the annual meeting, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, is required for approval of this proposal.

Q:	How are abstentions and broker non-votes treated?

A:	Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of the election of directors and the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the vote on Proposal 3, under the New York Stock Exchange’s interpretations of its stockholder approval policies, abstentions will have the same effect as votes against the proposal, and broker non-votes will also have the effect of votes against the proposal unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which case, broker non-votes will have no effect.

Under the rules of the New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the uncontested election of directors and ratification of independent auditors, but expressly cannot vote their customers’ shares with respect to proposals to authorize the implementation of any equity compensation plan. Therefore, brokerage firms may vote such shares to approve Proposals 1 and 2 but not Proposal 3.

Q:	Will there be any other items of business on the agenda?

A:	The board of directors does not know of any other matters that may be brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board of directors. In the event that any other matter should come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:	What happens if I return my proxy card without voting on all proposals?

A:	When the proxy card is properly executed and returned, the shares it represents will be voted at the annual meeting in accordance with your directions. If the signed proxy card is returned with no direction on a proposal, the proxy will be voted to elect the director nominees listed in “Proposal 1 – Election of Directors” and in favor of (FOR) “Proposal 2 – Ratification of the Appointment of Independent Auditors” and “Proposal 3 – Approval of Amendments to the 2000 Executive Incentive Compensation Plan.”

Q:	Will anyone contact me regarding this vote?

A:	No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q:	Who has paid for this proxy solicitation?

A:	We have paid the entire expense of this proxy statement and any additional materials furnished to stockholders.

Q:	May stockholders ask questions at the annual meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q:	How do I submit a proposal for the 2008 annual meeting?

A:	Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice generally must be delivered to our corporate secretary not later than the close of business on the 60th day, and not earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2008 annual meeting, but not included in our proxy statement, generally must be received by our corporate secretary after the close of business on March 6, 2008, and prior to the close of business on April 5, 2008. Proposals should be mailed to the attention of our corporate secretary at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

Our board of directors will review any stockholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2008 annual meeting. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before 60 days prior to the annual meeting, and also retain such authority under certain other circumstances.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q:	Can I change my vote after I have voted?

A:	Yes. The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person at the meeting. A stockholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by submitting a duly executed proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q:	Can I find additional information on the Company’s website?

A:	Yes. Our website is located at www.equityone.net. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our corporate governance guidelines, our code of conduct and ethics, charters of our board committees and reports that we file with the SEC. A copy of our corporate governance guidelines, our code of conduct and ethics and each of the charters of our board committees may be obtained free of charge by writing to Equity One, Inc., 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179, Attention: Investor Relations.

CORPORATE GOVERNANCE AND RELATED MATTERS

Our business, property and affairs are managed under the direction of our board of directors, except with respect to those matters reserved for our stockholders. Our board of directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations and acts as an advisor to our senior management. Our board’s mission is to further the long-term interests of our stockholders. Members of the board of directors are kept informed of our business through discussions with our management, primarily at meetings of the board of directors and its committees, and through reports and analyses presented to them. Significant communications between our directors and senior management occur apart from such meetings. The board and each of its committees – audit, compensation, executive and nominating and corporate governance – also have the authority to retain, at our expense, outside counsel, consultants or other advisors in the performance of their duties.

Charters for the audit, compensation and nominating and corporate governance committees, our corporate governance guidelines and our code of conduct and ethics may be viewed on our website at www.equityone.net under the “Corporate” tab. These documents are also available without charge to stockholders who request them by contacting Equity One, Inc. — Investor Relations, at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179.

Independent Directors

Under the corporate governance standards of the New York Stock Exchange, or NYSE, at least a majority of our directors and all of the members of our audit committee, compensation committee and nominating and corporate governance committee must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). In 2006, the board of directors determined that each of Messrs. Ben-Ozer, Cassel, Cohen, Flanzraich, Hetz and Linneman, satisfy the bright line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our board. Therefore, following the election of the director candidates at the annual meeting, we believe that 67% of our board will be independent under those rules.

Nominations for Directors

The nominating and corporate governance committee will consider nominees for director suggested by stockholders in written submissions to our corporate secretary. In evaluating nominees for director, the committee does not differentiate between nominees recommended by stockholders and others. In identifying and evaluating candidates to be nominated for director, the nominating committee reviews the desired experience, mix of skills and other qualities required for appropriate board composition, taking into account the current board members and our specific needs as well as those of the board. This process is designed so that the board of directors includes members with diverse backgrounds, skills and experience, and represents appropriate financial and other expertise relevant to our business. In addition to the personal qualifications of each candidate, the committee will consider, among other things, the following:

•	if the nominee will consent to being named in the proxy and serving, if elected, on the board;

•	whether the candidate qualifies as “independent” under the New York Stock Exchange rules;

•	the nominee’s biographical data (including other boards on which the nominee serves), business experience and involvement in certain legal proceedings, including any involving our company;

•	transactions and relationships between the nominee and the recommending stockholder, on the one hand, and us or our management, on the other hand;

•	the nominee’s trading history in our stock and his or her current stock ownership information;

•	any material proceedings to which the nominee or his or her associates is a party that are adverse to our company;

•	information regarding whether the recommending stockholder or nominee (or their affiliates) have any plans or proposals for us; and

•

whether the nominating stockholder and nominee seek to use the nomination to redress personal claims or grievances against us or others or to further personal interests or special interests not shared by our stockholders at large.

The nominating committee also reserves the right to request such additional information as it deems appropriate.

Although the nominating committee’s charter permits it to engage a search firm to identify director candidates, we did not pay fees to any third parties to assist in the process of identifying or evaluating director candidates in 2006.

Under our bylaws, nominations for director may be made by a stockholder entitled to vote who delivers written notice along with the additional information and materials required by the bylaws to our corporate secretary not later than the close of business on the 60th day, and not earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. For our annual meeting in the year 2008, the corporate secretary must receive this notice after the close of business on March 6, 2008, and prior to the close of business on April 5, 2008. You can obtain a copy of the full text of the bylaw provision by writing to the corporate secretary of Equity One, Inc. at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. We have received no stockholder nominations in connection with the 2007 annual meeting of stockholders.

Executive Sessions

Pursuant to our corporate governance guidelines, our non-management directors meet in separate executive sessions at least four times a year and as otherwise determined by the lead director (discussed below). The lead director may invite our chief executive officer or others, as he deems appropriate, to attend a portion of these sessions. The non-management directors met four times in executive sessions in 2006.

Lead Director

In May 2006, Neil Flanzraich was elected to serve as our lead director. The lead director is an independent director who acts in a lead capacity to coordinate the other independent directors, consult with the chairman on board agendas, chair the executive sessions of the non-management directors and perform such other functions as the board may direct.

Stockholder Communications

Our board has implemented a process by which our stockholders and other interested parties may communicate with one or more members of our board, its committees or the independent directors as a group in a writing addressed to Equity One, Inc., Board of Directors, c/o Corporate Secretary, 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. The board has instructed our corporate secretary to promptly forward all such communications to the specified addressees thereof.

Code of Conduct and Ethics

Our board of directors has adopted a code of conduct and ethics that applies to all our directors, officers, employees and independent contractors. The code also has specific provisions applicable to all employees with access to, and responsibility for, matters of finance and financial management, including our chief executive officer and chief financial officer. The full text of the code of conduct and ethics is available at, and we intend to disclose any amendments to, or waivers from, any provision of the code that applies to any of our executive officers or directors by posting such information within four business days of such amendment or waiver on our website at www.equityone.net.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings

During the fiscal year ended December 31, 2006, our board of directors held a total of 14 meetings. Each of our directors attended at least 75% of the aggregate of (i) the number of the meetings of the board of directors which were held during the period that such person served on the board of directors and (ii) the number of meetings of committees of the board of directors held during the period that such person served on such committee. Although we have no specific requirement regarding the attendance at the annual meeting of stockholders by our directors, our bylaws require that a meeting of our directors be held following the annual meeting of stockholders. In 2006, all but two of our directors attended the annual meeting in person.

Committee Membership

We have four standing committees: the executive committee, the audit committee, the compensation committee and the nominating and corporate governance committee.

The current members of our committees are as follows:

Name	Audit	Compensation	Nominating and Corporate Governance	Executive

Noam Ben-Ozer	X*		X

James Cassel		X	X*

Cynthia Cohen	X		X

Neil Flanzraich**		X*	X

Patrick L. Flinn	X		X

Nathan Hetz

Chaim Katzman				X*

Peter Linneman		X	X	X

Jeffrey S. Olson				X

Dori Segal				X

*	Chair

**	Lead Director

Executive Committee. The executive committee is authorized to perform all functions which may be lawfully delegated by the board of directors; provided, however, that the executive committee may only approve the sale, acquisition or development of properties with a purchase price or otherwise requiring an equity investment of no more than $50 million and the acquisition of undeveloped land with a purchase price of not more than $20 million. The executive committee met or took action by consent five times during the year ended December 31, 2006.

Audit Committee. The members of the audit committee are independent, as defined under the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission. The board has determined that Mr. Ben-Ozer qualifies as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The audit committee’s functions include reviewing and discussing our financial statements, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with our management and independent auditors, retaining and terminating the engagement of our independent auditors, determining the independence of such auditors and discussing with management and the independent auditors the quality and adequacy of our disclosure controls and procedures and internal controls. The audit committee met 12 times during the year ended December 31, 2006.

Please refer to the audit committee report, which is set forth on page 13 of this proxy statement, for a further description of our audit committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2006.

Compensation Committee. The members of the compensation committee are independent, as defined under the New York Stock Exchange listing standards. The compensation committee’s functions consist of administering our 2000 Executive Incentive Compensation Plan, our 2004 Employee Stock Purchase Plan and our 1995 Stock Option Plan, recommending and approving grants of stock options and restricted securities under our 2000 Executive Incentive Compensation Plan, recommending, reviewing and approving our salary, bonus and fringe benefits policies, including compensation of our executive officers and discussing with management the Compensation Discussion and Analysis and, if appropriate, recommending its inclusion in our annual report on Form 10-K and proxy statement. The compensation committee also continues to administer the IRT 1998 Long-Term Incentive Plan and the IRT 1989 Stock Option Plan which we assumed in our acquisition of IRT Property Company. The compensation committee met 17 times during the year ended December 31, 2006. The compensation committee has the power to create subcommittees with such powers as the compensation committee may from time to time confer to such subcommittees. For a description of the role performed by executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see “Compensation Discussion and Analysis – Management’s and Advisor’s Role in Compensation Decisions.”

Please refer to the compensation committee report, which is set forth on page 14 of this proxy statement, for a further description of our compensation committee’s responsibilities.

Nominating and Corporate Governance Committee. The members of the nominating and corporate governance committee are independent, as defined under the New York Stock Exchange listing standards. The committee’s duties include maintaining criteria for recommending candidates for election or reelection to the board, considering issues and making recommendations concerning the size, composition, organization and effectiveness of the board, including committee assignments, establishing and overseeing procedures for annual assessment of board and director performance, evaluating issues of corporate governance and making recommendations to the board regarding our governance policies and practices. The nominating and corporate governance committee met seven times during the year ended December 31, 2006.

PROPOSAL 1 – ELECTION OF DIRECTORS

The board of directors proposes that the nominees described below be elected for a one-year term and until their successors are duly elected and qualify. All of the nominees are currently serving as our directors. Immediately following the annual meeting, the board has decided to reduce its size to eliminate the other remaining vacancy.

Nominee	Principal Occupation, Business Experience, Other Directorships Held and Age.

Noam Ben-Ozer	Mr. Ben-Ozer was elected as a director in 1996. Since 2002, Mr. Ben-Ozer has served as founder and principal of Focal Advisory, a consulting and M&A firm based in Boston, Massachusetts. Prior to that, Mr. Ben-Ozer served as co-founder of iPhrase Technologies, Inc., a privately-held software company, from 1999 to 2002. Prior to founding iPhrase Technologies, Inc., Mr. Ben-Ozer was a Manager with Bain & Company. Mr. Ben-Ozer is a certified public accountant in Israel and received an M.B.A. from the Harvard Business School. Mr. Ben-Ozer is 43 years old.

James S. Cassel	Mr. Cassel was elected as a director in April 2005. Mr. Cassel serves as Vice Chairman, Senior Managing Director and Head of Investment Banking of Ladenburg Thalmann & Co. Inc., an investment banking company that in 2006 purchased Capitalink, L.C., a South Florida based investment banking company founded by Mr. Cassel in 1998. From 1996 to 1998, he served as president of Catalyst Financial, an investment banking company. Mr. Cassel received a B.S. from American University and a Juris Doctorate from the University of Miami. Mr. Cassel is 51 years old.

Cynthia R. Cohen	Ms. Cohen was elected as a director in 2006. She founded Strategic Mindshare, a strategic management consulting firm serving retailers and consumer product manufacturers, in 1990 and, since that time, has served as its president. Ms. Cohen is a director of bebe, a specialty apparel retailer, Hot Topic, a teen apparel retailer, and Steiner Leisure, a spa operator, all of which are public companies. Ms. Cohen also serves on the executive advisory board for the Center for Retailing Education and Research at the University of Florida. She is a graduate of Boston University. Ms. Cohen is 54 years old.

Neil Flanzraich	Mr. Flanzraich was elected as a director in April 2005 and was elected as our Lead Director in May 2006. Mr. Flanzraich is currently a private investor. From May 1998 to 2006, he served as vice chairman and president of IVAX Corporation, a company specializing in the discovery, development, manufacturing and marketing of branded and generic pharmaceuticals and veterinary products. IVAX was acquired by Teva Pharmaceuticals in January 2006. From 1995 to 1998, Mr. Flanzraich was a shareholder and served as chairman of the life sciences legal practice group of Heller Ehrman White & McAuliffe, a San Francisco-based law firm. From 1981 to 1995, he served in various capacities at Syntex Corporation, a pharmaceutical company, most recently as its senior vice president, general counsel and a member of the corporate executive committee. In addition to our board of directors, he is also a director of Continucare Corporation, a healthcare company, Javelin Pharmaceuticals, Inc., a pharmaceutical company, Neurochem Inc., a biotechnology company, RAE Systems Inc., a gas detection and security monitoring company, and Chipotle Mexican Grill, Inc., a chain of Mexican restaurants. All of these are public companies. He received an A.B. degree from Harvard College (phi beta kappa, magna cum laude) and a Juris Doctorate from Harvard Law School (magna cum laude). Mr. Flanzraich is 63 years old.

Nominee	Principal Occupation, Business Experience, Other Directorships Held and Age.

Nathan Hetz	Mr. Hetz was elected as a director in November 2000. We and several of our stockholders have agreed, pursuant to a stockholders agreement, that as long as Alony Hetz Properties & Investments, Ltd., an Israeli corporation that specializes in real estate investments in Great Britain, Canada and the United States, the shares of which are publicly-traded on the Tel-Aviv Stock Exchange and one of our principal, indirect stockholders, or its affiliates own at least three percent of our common stock, it may designate one nominee for election to our board of directors. Alony Hetz has chosen Mr. Hetz as its nominee pursuant to this agreement. Since November 1990, Mr. Hetz has served as the chief executive officer, director and principal shareholder of Alony Hetz. Mr. Hetz currently serves as a director of First Capital Realty Inc., a principal, indirect stockholder of ours, Amot Investments Ltd., a real estate company, the shares of which are publicly traded on the Tel-Aviv Stock Exchange, and Ogen Yielding Real Estate Ltd., a real estate company, the shares of which are publicly traded on the Tel-Aviv Stock Exchange. Mr. Hetz received a B.A. in accounting from Tel-Aviv University in Israel and is a certified public accountant in Israel. Mr. Hetz is 54 years old.

Chaim Katzman	Mr. Katzman has served as the chairman of our board since our formation in 1992 and served as our chief executive officer until December 2006 and president until November 2000. Mr. Katzman has been involved in the purchase, development and management of commercial and residential real estate in the United States since 1980. Mr. Katzman purchased the controlling interest of Gazit Inc., a publicly-traded company listed on the Tel-Aviv Stock Exchange, and one of our principal, indirect stockholders, in May 1991, has served as the chairman of its board and chief executive officer since that time, and remains its largest stockholder. Shulamit Katzman, Mr. Katzman’s wife, is the vice chairman of the board of directors of Gazit, Inc. Mr. Katzman has served as a director of Gazit-Globe, Ltd., a publicly-traded real estate investment company listed on the Tel-Aviv Stock Exchange and one of our principal, direct and indirect stockholders, since 1994 and as its chairman since 1998. Mr. Katzman also serves as non-executive chairman of the board of First Capital Realty Inc., an Ontario real estate company the common stock of which is listed on the Toronto Stock Exchange and which is one of our principal, indirect stockholders. Mr. Katzman received an LL.B. from Tel Aviv University Law School in 1973. Mr. Katzman is 57 years old.

Peter Linneman, Ph.D.	Dr. Linneman was elected as a director in November 2000. Since 1979, Dr. Linneman has been the Albert Sussman Professor of Real Estate, Finance and Public Policy at the University of Pennsylvania, Wharton School of Business. Dr. Linneman is currently a principal of Linneman Associates, a real estate advisory firm, and a senior managing director of Equity International Properties, a private equity firm. Dr. Linneman is currently serving as a director of Bedford Property Investors, Inc., a publicly-traded real estate investment trust that acquires and develops industrial and suburban office properties, and JER Investors Trust, Inc., a finance company that acquires real estate debt securities and loans. Dr. Linneman holds both a masters and a doctorate degrees in economics from the University of Chicago. Dr. Linneman is 56 years old.

Jeffrey S. Olson	Mr. Olson was elected to our board of directors and appointed to serve as our president in November 2006. He was elected chief executive officer in December 2006. From March 2002 until joining us as consulting executive officer in September 2006, Mr. Olson served as president of the Eastern and Western shopping center regions of Kimco Realty Corporation, one of the nation’s largest shopping center development and management companies. From 2000 to 2002, he served as senior vice president, co-head of real estate research for UBS Warburg. Mr. Olson has a Masters of Science in Real Estate from The Johns Hopkins University, a Bachelor of Science in Accounting from the University of Maryland and was previously a Certified Public Accountant. Mr. Olson is 39 years old.

Dori Segal	Mr. Segal was elected as a director in November 2000 and our vice chairman in May 2006. Mr. Segal has served since October 1998 as president of Gazit-Globe Ltd., one of our principal, direct and indirect stockholders. Since August 2000, Mr. Segal has served as chief executive officer, president and as vice chairman of the board of First Capital Realty Inc., a principal and indirect stockholder of ours. Mr. Segal has also served since 2004 as a Director of Citycon Oyj, a Finnish real estate company, the shares of which are publicly traded on the Helsinki Stock Exchange. Since 1995, Mr. Segal has served as the president of Gazit Israel Ltd., a real estate investment holding company. Mr. Segal is 45 years old.

Vote Required

The vote of a plurality of all votes cast at the meeting at which a quorum is present is necessary for the election of a director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Since brokers are permitted to vote for the election of directors in an uncontested election, there will be no broker non-votes with respect to Proposal 1.

RECOMMENDATION – The Board of Directors Recommends a Vote FOR Each Named Nominee

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position

Jeffrey S. Olson	39	President and Chief Executive Officer
Jeffrey Stauffer	44	Executive Vice President and Chief Operating Officer
Gregory Andrews	45	Executive Vice President and Chief Financial Officer
Arthur L. Gallagher	36	Senior Vice President, General Counsel and Corporate Secretary

Messrs. Katzman and Olson also serve as directors. Biographical information for them can be found in the section entitled “Proposal 1 – Election of Directors” on pages 8-10.

Jeffrey Stauffer joined Equity One in November 2006 as executive vice president and chief operating officer. From May 1990 to October 2006, Mr. Stauffer served in various management positions at Pan Pacific Retail Properties, Inc., a $4 billion shopping center REIT based in San Diego, California, including for the last eight years, until its acquisition by Kimco in October 2006, as chief operating officer. Prior to his tenure with Pan Pacific, he served as the director of commercial property management for Realty Holdings Group in Las Vegas, Nevada. Mr. Stauffer holds a Bachelors Degree and a Masters Degree in Economics from Western Illinois University. He has served as the State Director for the International Council of Shopping Centers from 1990 to 1993 and is a licensed real estate broker in the State of Nevada.

Gregory Andrews joined Equity One in November 2006 as executive vice president and assumed the position of chief financial officer in January 2007. From March 1997 to November 2006, Mr. Andrews served as a principal at Green Street Advisors, a pre-eminent REIT research and consulting firm, where he was the firm’s senior equity analyst for retail and health care REITs. From 1996 to 1997, he served as vice president – corporate lending at Bank of America Asia in Hong Kong and from 1993 to 1996 as vice president – commercial real estate at Bank of America in Los Angeles and Irvine, CA. From 1988 to 1991, Mr. Andrews was a registered architect in Washington, DC. Mr. Andrews has a Master of Business Administration from the UCLA Anderson School of Management and a Bachelor of Arts from Princeton University.

Arthur L. Gallagher has served as our senior vice president since December 2006 and as our general counsel and corporate secretary since joining us in March 2003. Prior to joining us, Mr. Gallagher was with the law firms of Greenberg Traurig P.A., Miami, Florida, from 1999 to 2003 and Simpson Thacher & Bartlett, New York, New York, from 1997 to 1999. Mr. Gallagher received a Bachelor of Arts from the University of North Carolina – Chapel Hill and a Juris Doctorate from Duke University School of Law.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected and appointed the firm of Ernst & Young LLP to act as our independent auditors for 2007. Ernst & Young LLP was first engaged to audit our books for the fiscal year ended December 31, 2005 and has served as our auditors since that time. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, whether by abstention, broker non-vote, or otherwise, have no impact on the vote.

RECOMMENDATION: The Board recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP.

Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the audit committee in its discretion may select a different independent public accounting firm at any time if it determines that such a change would be in the best interests of us and our stockholders. If our stockholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

In choosing our independent auditors, our audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the Securities and Exchange Commission rules on “Auditor Independence,” including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Paid to Independent Auditor

Ernst & Young LLP was first engaged to serve as our independent auditor for the year ended December 31, 2005. For services rendered to us during or in connection with the years ended December 31, 2006 and 2005, we were billed the following fees by our auditor:

	2006	2005
Audit Fees	$719,966	$470,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	$38,482

All audit and non-audit services were pre-approved by the audit committee, either pursuant to the audit committee’s pre-approval policy described below or through a separate pre-approval by the audit committee, which concluded that the provision of such services by the independent auditor was compatible with the maintenance of that firm’s independence from us.

Audit Fees. Audit fees for 2006 were incurred for professional services in connection with the audit of our consolidated financial statements and internal control over financial reporting for the year ended December 31, 2006, reviews of our interim consolidated financial statements which are included in each of our quarterly reports on Form 10-Q for the year ended December 31, 2006, and preparation of “comfort letters” for the issuance of our unsecured senior notes.

Audit fees for 2005 were incurred for professional services in connection with the audit of our consolidated financial statements and internal control over financial reporting for the year ended December 31, 2005, reviews of our interim consolidated financial statements which are included in each of our quarterly reports on Form 10-Q for the year ended December 31, 2005, and preparation of a “comfort letter” for the issuance of our unsecured senior notes.

Audit-Related Fees

In 2006 and 2005, we incurred no audit-related fees.

Tax Fees

Our independent auditors did not provide professional tax services during 2005 or 2006.

All Other Fees

In 2005, we incurred fees in connection with the review by our independent auditor of certain tax implications of our investment in a foreign company.

Pre-Approval Policies and Procedures

The audit committee’s policy is to review and pre-approve any engagement of our independent auditor to provide any audit or permissible non-audit service to us. The audit committee adopts an audit and non-audit services pre-approval policy which is reviewed and reassessed by the audit committee annually. This policy includes a list of specific services within certain categories of services, including audit, audit-related, tax and other services, which will be specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the list of pre-approved services must be separately approved by the audit committee.

Changes in Accountants

On May 25, 2005, we filed a current report on Form 8-K reporting that on May 23, 2005, we notified Deloitte & Touche LLP, our former independent registered public accounting firm, that we had elected to change accounting firms and, therefore, were dismissing Deloitte & Touche.

The decision to change auditors was approved by the audit committee of our board of directors.

Deloitte & Touche’s audit reports on our consolidated financial statements for the two years ended December 31, 2004 neither contained an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements with Deloitte & Touche, whether resolved or unresolved, on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure that, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its report for either of the two years ended December 31, 2004 or any subsequent interim period through May 23, 2005.

On June 17, 2005, the audit committee of our board of directors finalized the engagement of Ernst & Young LLP as our new independent registered public accounting firm. Neither we nor anyone acting on our behalf consulted with Ernst & Young with respect to any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter adopted by our board of directors, the audit committee’s role is to act on behalf of the board of directors in the oversight of our accounting, auditing and financial reporting practices. The audit committee currently consists of three members, each of whom is “independent” as that term is defined by the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission.

Management is responsible for our financial reporting process including our system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements. It is the audit committee’s responsibility to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The audit committee does not consist of our employees and it may not be, and may not represent itself to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the audit committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of our independent auditors included in their report on our financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and with our independent auditors do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for the fiscal year ended December 31, 2006 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. The audit committee reviewed the financial statements for the fiscal year ended December 31, 2006 with our independent auditors and discussed with them all of the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board, including the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee has received a formal written statement regarding relationships between us and our independent auditors required by Independence Standard No. 1 (Independence Discussions with Audit Committee), as adopted by the Public Company Accounting Oversight Board, and has discussed with our independent auditors their independence from our management and from us. Upon its review, the audit committee has satisfied itself as to our independent auditors’ independence.

Based on the review and discussions with management and the independent accountants, and subject to the limitations on its role and responsibilities described above, the audit committee recommended to our board of directors, and the board of directors has approved, that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 5, 2007. The undersigned members of the audit committee have submitted this report to us.

Members of the Audit Committee

Noam Ben-Ozer, Chair

Cynthia Cohen

Patrick L. Flinn

COMPENSATION COMMITTEE REPORT

The Compensation Committee consists of the three directors named below, each of whom are independent under the New York Stock Exchange listing standards. We have overall responsibility for:

•	determining the compensation of the executive officers, including setting and determining achievement of established performance goals;

•	designing, with the active assistance of management and the committee’s consultants, the company’s executive compensation program;

•	administering the company’s stock-based compensation plans and programs;

•	recommending any new elements of executive compensation or programs for consideration to the full board of directors; and

•

discussing the Compensation Discussion and Analysis required by SEC regulations with management and, if appropriate, recommending its inclusion in the company’s annual report on Form 10-K and proxy statement.

We have the authority to engage independent compensation consultants or other advisors. In 2006, engaged FPL Associates, as our independent compensation consultant. Affiliates of FPL Associates have, in the past, performed executive searches for us to fill open positions.

We reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 15 of this proxy statement. Based on our review and these discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and proxy statement for the company’s 2007 annual meeting of stockholders.

The Compensation Committee:

Neil Flanzraich, Chairman

James S. Cassel

Peter Linneman

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2006 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship that would be considered a compensation committee interlock and would require disclosure in this proxy statement pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this proxy statement pursuant to SEC regulations.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

2006 was a year of transition for us. On August 7, 2006, we announced that the board of directors had hired Jeffrey S. Olson to become our new president and chief executive officer. At that time, we also announced that Chaim Katzman, our then chief executive officer, would remain as chairman of the board of directors and that Doron Valero, our then president and chief operating officer, had given notice that he did not intend to renew his employment agreement that expired on December 31, 2006. Following that announcement, in October and November 2006, we further announced the hiring of Jeffrey S. Stauffer as our new chief operating officer and that Gregory Andrews would be our next chief financial officer. Over the next six months, we continued our management transition in which nearly every upper-level management position changed.

The following discussion is intended to supplement the more detailed information concerning executive compensation that appears in the tables and the accompanying narrative that follow. It is also intended to provide both a review of our compensation policies for 2006 and describe our compensation policies with respect to our new management team. Our goal is to provide a better understanding of our compensation practices and the decisions made concerning the compensation payable to our executive officers, including the chief executive officer, or CEO, and the other executive officers named in the Summary Compensation Table, or the named executive officers.

The compensation committee of our board of directors, referred to in this section as the “committee,” plays a key role in designing and administering our executive compensation program. All principal elements of compensation paid to our executive officers are subject to approval by the committee. The Compensation Committee Report appears on page 14 of this proxy statement.

Objectives

The principal objectives of our executive compensation program are to:

•	attract and retain the most talented executives in our industry;

•	motivate executives to achieve corporate performance objectives as well as individual goals; and

•	align the interests of our executives with those of our stockholders.

Management’s and Advisor’s Role in Compensation Decisions

The committee evaluates the performance of our CEO, Mr. Olson, and determines his compensation based on this evaluation. Mr. Olson will make recommendations to the committee of annual compensation to be paid to all executive officers. He also makes recommendations for equity awards to other employees throughout the company. The committee can accept or modify Mr. Olson’s recommendations as they see fit.

The committee has relied upon outside advisors to ascertain competitive pay levels, evaluate pay program design, and assess evolving technical constraints. In 2006, the committee engaged FPL Associates, or FPL, to review our executive compensation and director compensation programs. FPL’s findings were relied upon in determining the compensation arrangements with our chairman and our new executive officers.

Principal Elements of Compensation and Total Direct Compensation

We have designed our executive compensation program to include three major elements—base salary, annual cash bonus incentives and long-term cash and equity incentives, such as stock options and restricted stock awards.

Although all three of these elements are integrated into our compensation program, the elements are intended to achieve different objectives:

•	base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment;

•	annual cash bonus incentives provide additional motivation for the achievement of specified objectives at the corporate or individual levels; and

•

long-term cash and equity incentives align the interests of our executives more closely with the interests of our stockholders because they are tied to our financial and stock performance and vest or accrue over a number of years, encouraging executives to remain our employees.

Base Salaries. The base salaries of executive officers are set at levels intended to be competitive with other companies engaged in the retail real estate industry and with other businesses of comparable size and scope that compete for executive talent. To retain and attract the level of talent necessary for our business to succeed, we expect that the base salaries should be in the median to upper quartile of the range of base salaries for comparable positions and tenure at other large real estate companies. Although base salaries are generally targeted at these levels, the actual salary of an executive may be above or below the targets based on factors unique to that executive, such as experience or competency or the availability of meaningful peer data for the executive.

The committee reviews base salaries of the CEO and the other executive officers annually and makes adjustments, in light of past individual performance as measured by both qualitative and quantitative facts and the potential for making significant contributions in the future. The committee generally considers individual performance factors in addition to our overall performance in a particular year in determining base salary levels.

In the past, the base salaries of our named executive officers increased annually by the greater of increases in the consumer price index or a fixed percentage ranging from three to six percent. None of the agreements with our new named executive officers have automatic increases in the base salary but rather leave such increases to the discretion of the committee.

Cash Incentives. We have implemented an annual cash bonus incentive payable to executives officers based on the achievement of specified performance measures. We determine the specific measures and the possible bonus amounts annually. With respect to the prior performance year, the committee determines whether the bonus criteria have been achieved at a meeting in February or March and bonuses are paid in March.

In the past, each of the executive officers had a bonus target, generally expressed as a percentage of base salary and ranging from 25% to 75%. Actual bonus payments could range from 0 to 200% of the target amount. Because we believe strongly in our executives working together as a team, we set specific criteria for corporate objectives that apply to each of our executives. In the past, the criteria have included financial measures such as earnings per share, funds from operations, or FFO (a description of which is set forth below), per share, EBITDA or other measures. In the past, we also included a discretionary, subjective component. Each of the criteria had “Minimum,” “Target,” “High” and “Super” performance levels, each of which corresponded with the differing levels of bonus.

For fiscal years through 2005, the committee also authorized a bonus deferral program where executives and other senior employees were allowed to reinvest all or a portion of their cash bonus into shares of restricted stock at a 15% discount to the fair market value of the stock. The shares of restricted stock vested over a two year period and were eligible for forfeiture if the employee terminated his or her employee prior to the end of the vesting period.

Each of the agreements with our new executive officers contain a minimum bonus amount, and the committee has established maximum bonus amounts payable upon the achievement of all of the performance objectives. The actual bonus payable is a percentage of the maximum bonus equal to the percentage of the objectives met. In the case of our executive officers, the committee retains discretion to reduce the amount of any earned awards, but does not have the discretion to increase the awards if the performance measures are not met.

In addition, the employment agreements with Messrs. Olson, Stauffer and Andrews provide for a long-term cash bonus. Under these provisions, each executive is entitled to receive a one time cash bonus ranging from $0 to

$3 million, in the case of Messrs. Stauffer and Andrews, and from $0 to $6 million, in the case of Mr. Olson, if our total stockholder return exceeds that of a group of our peers over a performance period that ends in December 2010 and which may be shortened following certain corporate or employment events. The peers include: Acadia Realty Trust, Cedar Shopping Centers, Inc., Developers Diversified Realty Corporation, Federal Realty Investment Trust, Regency Centers Corporation, Saul Centers, Inc. and Weingarten Realty Investors.

Equity Incentives. The committee strongly believes that providing executives with an opportunity to increase their ownership of common stock aligns their interests with the interests of our stockholders. Therefore, we offer equity incentives which generally take the form of awards under our stock-based compensation plan, the Equity One, Inc. 2000 Executive Incentive Compensation Plan, or the 2000 plan, which is administered by the committee. Although the 2000 plan authorizes a variety of equity incentive awards, the only forms of awards the committee has granted have been options and restricted stock.

In the past, equity based awards, such as stock options and restricted stock, for our executives officers were primarily granted in connection with the commencement of employment, renewal of an employment agreement or upon a promotion. These awards would then vest over the life of the employment agreement. In addition, in the case of “High” or “Super” performance by the company (as determined under the cash bonus criteria discussed above), our executives were also entitled to receive additional equity awards.

Under the employment agreements with the new executive officers, the committee may award equity incentive awards on an annual basis as it may reasonably determine as fairly compensating and rewarding the executives for services rendered to us, subject to a minimum number of awards.

Total Annual Compensation. The committee looks at “total annual compensation,” in addition to individual elements of compensation, when assessing the competitiveness of our pay practices. Total annual compensation for a given year consists of salary, annual cash bonus earned and the value of the stock options and restricted stock awards earned, paid or awarded during that year. Bonuses and equity awards with respect to performance in a given year are generally paid or granted in the following year. Under the new proxy disclosure rules, annual cash bonuses earned in a given year but paid the following year are reflected in the Summary Compensation Table on page 23 of this proxy statement. However, equity awards earned in a given year, but granted in the following year, are not reflected in the Summary Compensation Table.

Other Elements of Compensation

Retirement and Health and Welfare Benefits. We have never had a traditional or defined benefit pension plan. We maintain a 401(k) retirement plan in which all employees can participate on the same terms. Under the 401(k) retirement plan, we match 100% of the participant’s contribution, up to 3% of the participant’s annual compensation, and 50% of the contribution for the next 3% of the participant’s annual compensation. Our matching contributions made prior to January 1, 2007 become vested pro rata over the first three years of service; following the third year of service, all contributions are vested. Matching contributions that are made after January 1, 2007 are 100% vested when made. Our matching contributions are subject to applicable IRS limits and regulations. The contributions we made to the 401(k) accounts of the named executive officers are shown in the All Other Compensation column of the Summary Compensation Table on page 23 and are detailed in footnote 5 to that table. Executive officers also participate in health and welfare benefit plans on the same terms as other salaried employees.

Employment and Change of Control Agreements. We have or had employment agreements with each of our named executive officers. A summary of these employment agreements that are currently in effect appears in the section of this proxy statement entitled Payments Upon Termination of Employment and Change of Control. These agreements provide for various payments and benefits to be made to the executives if their employment with us is terminated for certain reasons or if there is a change of control. The circumstances in which payments may be made and the potential amounts of those payments are described in more detail below. The payments provided for in these agreements were determined with reference to industry standards and to ensure the ongoing commitment of these executive officers to the best interest of stockholders in the event of a change of control or other potential termination events.

Personal Benefits. We provide certain other benefits to the executives, including the use of an automobile and/or reimbursement of expenses related to their automobiles. In addition, in connection with the hiring of Messrs

Olson, Stauffer and Andrews, we agreed to reimburse each of them for moving expenses not to exceed $40,000 in connection with their relocation to South Florida.

Deferred Compensation Plan. We maintain a non-qualified deferred compensation plan that permits senior executives and key employees to defer up to 90% of their base salary and all or any portion of their cash bonuses. There are separate accounts for each participant. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have not done either since the plan’s inception. As a result, all the contributions disclosed in the Nonqualified Deferred Compensation Table on page 27 represent compensation previously earned by the executive. A participant’s deferrals are fully vested.

The assets of this plan are held in what is commonly referred to as a “rabbi trust” arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. Each account is measured based upon the performance of investment alternatives selected by the participant from those made available under the plan. Payments or distributions of a participant’s elective deferrals are made in the future at the times and in the amounts as elected by the participant, subject to applicable IRS rules and regulations. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the committee appointed to administer the plan or a change of control affecting us. For more information, see the Nonqualified Deferred Compensation Table and accompanying narrative on page 27.

Review of Executive Compensation

In 2006, the committee engaged FPL to conduct a comprehensive review of our executive compensation and director compensation programs. Initially, FPL was asked to review the compensation levels of our three most highly-compensated executives, as well as the terms of these executives’ existing employment agreements. FPL’s study included an analysis of third-party compensation surveys and compensation information for the executives from a peer group of companies comprised of: Developers Diversified Realty Corporation, Federal Realty Investment Trust, Inland Real Estate Corporation, Kimco Realty Corporation, Regency Centers Corporation, Saul Centers, Inc. and Weingarten Realty Investors.

The FPL analysis assisted in the evaluation of our executives’ compensation and was used in negotiating and structuring the executive pay arrangements with our new executive team.

2006 Compensation Decisions

Base Salaries. In 2006 and in accordance with their employment agreements, the base salaries of Messrs. Katzman, Valero and Sipzner were increased by six percent over their respective base salaries in 2005. We increased the base salaries of Messrs. Merkur and Briggs by four percent.

Annual Incentive Bonuses. For 2006, the committee established three objective performance measures: FFO per share, earnings per share and EBITDA, each as defined below. The committee felt that these measures were appropriate because each objective was closely monitored by the REIT industry and the success of these objectives should contribute to the long-term success of the stockholders. FFO in particular is believed to be an appropriate performance measure for REITs because it excludes various items in net income that do not relate to or are not indicative of the operating performance of the ownership, management and development or real estate. The following chart shows the weighting of the three performance measures, the points attributable to each level of performance and the actual results achieved by the company in 2006:

Measure	Weighting	1 point	2 points	3 points	4 points	5 points	Actual
FFO per share	1/3	$1.63	$1.66	$1.70	$1.75	$1.79	$1.48
Earnings per share	1/3	$0.98	$1.00	$1.03	$1.07	$1.10	$0.88
EBITDA (in millions)	1/3	$180	$185	$188	$193	$197.5	$164

If we achieved 1 to 3 points, no bonus would be received. For 3 to 7 points, the “Threshold” bonus, equal to half of the “Target” bonus, would be received. For 8 to 11 points, the executives would receive a “Target” bonus as defined in each executive’s employment agreement and ranging from 25% to 75% of his base salary. For 12 to 15 points, “High” bonus, or 150% of the “Target” bonus, would be paid and, for 16 or more points, the “Super” bonus, or 200% of the “Target” bonus, would be paid. The committee was also entitled to award up to 5 discretionary points. In addition, if the company achieved “High” or “Super” performance levels, the executives would receive an additional bonus payable in shares of restricted stock. If “High” performance was achieved, Mr. Katzman would received an additional $300,000 in stock and Messrs. Valero and Sipzner would receive an additional $200,000 in stock. If the company achieved “Super” performance, Mr. Katzman would receive an additional $850,000 in stock and Messrs. Valero and Sipzner would receive an additional $400,000 in stock.

In 2006, none of the minimum performance measures were reached, and, therefore, no bonuses were paid to the named executive officers other than Messrs. Olson and Andrews who had minimum bonuses under their new employment agreements, which bonuses were prorated for the period worked in 2006.

For the purpose of determining bonuses, the performance measures were defined as follows:

•

“FFO” is defined by NAREIT generally as net income (computed in accordance with GAAP), (1) excluding real estate depreciation and amortization and gains and losses from sales of operating properties (excluding gains and losses from the sale of development properties or land), (2) after adjustment for unconsolidated partnerships and joint ventures computed on the same basis as item 1, and (3) excluding items classified by GAAP as extraordinary along with significant non-recurring events. A full reconciliation of FFO to net income can be found in the financial statements appended to our annual report accompanying this proxy statement.

•

“EBITDA” means net income (or earnings) before interest, taxes and depreciation and amortization and is calculated in accordance with generally accepted accounting principles, except that non-FFO gains on sales of discontinued operations, including those from our Texas portfolio, were excluded from the GAAP computation.

•

“Earnings” means net income and is calculated in accordance with generally accepted accounting principles, except that non-FFO gains on sales of discontinued operations, including those from our Texas portfolio, were excluded from the GAAP computation.

Discretionary Actions Taken in 2006. As discussed above, during the third and fourth quarters of 2006 and in the first quarter of 2007, the company underwent an almost complete management transition. In connection with the departure of several of the company’s executive officers, these officers were paid severance and other separation payments.

As discussed above, in August 2006, Doron Valero, our then president and chief operating officer, gave notice that he did not intend to renew his employment agreement that expired in December 2006. In connection with his separation and in consideration of his long service with the company, the committee accelerated the vesting of all of his unvested incentive awards and executed a consulting agreement under which Mr. Valero will be paid $1.75 million over two years commencing January 1, 2007. Given the nature of this agreement and the limited obligations of Mr. Valero thereunder, the entire amount of this payment is reflected in the Summary Compensation Table set forth on page 23.

The employment agreement with Howard Sipzner, our former executive vice president and chief financial officer, also expired without renewal on January 1, 2007. In connection with his separation and in consideration of his long service with the company, the committee accelerated the vesting of all of his unvested incentive awards and the company paid him a separation payment of $200,000 in 2007. Given that the terms of his separation were determined in 2006, the entire amount of this payment is reflected in the Summary Compensation Table set forth on page 23.

In December 2006, the committee awarded, Alan Merkur, our former senior vice president, director of transactions, 5,000 shares of restricted stock. In February 2007, Mr. Merkur terminated his employment with the company. In connection with his separation and in consideration of his long service to the company, the remaining vesting on 19,100 shares of restricted stock (including 2,500 of the shares granted in December 2006) and 60,000 stock options were accelerated and he was paid a separation payment equal to $116,100.

In April 2006, pursuant to his employment agreement, the committee awarded David Briggs, our former vice president, chief accounting officer and treasurer, options to acquire 6,000 shares of our stock. In December 2006, the committee awarded Mr. Briggs 10,000 shares of restricted stock and options to purchase 10,000 shares of our common stock. In March 2007, Mr. Briggs’ employment was terminated without cause by the company. In connection with his separation and in consideration of his long service to the company, the remaining vesting on 17,000 shares of restricted stock (including the 10,000 shares granted in December 2006) and 16,000 stock options (including the 6,000 options granted in April 2006 and the 10,000 options granted in December 2006) were accelerated and he was paid a $50,000 discretionary bonus for 2006 and a separation payment equal to $459,726, as required by his employment agreement.

2007 Compensation Decisions

On March 27, 2007, the committee set the 2007 performance criteria for the annual incentive bonuses for Messrs. Olson, Stauffer and Andrews. The performance measures and weightings are as follows:

Measure	Weighting
Same Property NOI Growth	1/3
FFO per share	1/3
Total Return (vs. peer group)	1/3

The executives will be awarded zero to four points on each of the criteria, with a maximum potential of 12 points. The following describes the three criteria:

•

“Same Property NOI” refers to the percentage increase in net operating income above that of the prior year for each operating property owned for both periods and calculated by eliminating straight-line and fair market rent adjustments, prior year common area maintenance and other non-cash, GAAP adjustments. The range of performance measures is consistent with the expected range inherent in the company’s guidance, with stretch levels beyond the guidance. No points are awarded for growth below the range and the maximum points are awarded for exceeding the high end of the range.

•

“FFO per Share” is as defined above, but excluding gains on the sale of land that would otherwise be included in the NAREIT definition. The range of performance measures is consistent with the company’s guidance, with stretch levels beyond the high end of that guidance. No points are awarded for results below the range and the maximum points are awarded for exceeding the high end of the range.

•

“Total Stockholder Return” refers to the total stockholder return for 2007 relative to a peer group of companies comprised of: Acadia Realty Trust, Cedar Shopping Centers, inc., Developers Diversified Realty Corporation, Federal Realty Investment Trust, Regency Centers Corporation, Saul Centers, Inc. and Weingarten Realty Investors. Points are only awarded if our total stockholder return outperforms that of the peer group.

The annual incentive program included an aggregate minimum bonus of $800,000 payable to those executives. The achievement of the highest performance level by us could result in the payment of up to $1.55 million to these executives. If, based on the company’s performance, 0 to 6 points are achieved, then the executives receive the minimum bonus provided under their respective employment agreements. For the achievement of 7 to 12 points, each executive receives a percentage of his maximum bonus equal to the proportion of performance level achieved.

Tax Issues

Section 162(m). Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly-held companies for compensation paid to certain executives to the extent their compensation exceeds $1,000,000 in any fiscal year. The limitation applies only to compensation that is not considered “performance-based.” Base salaries and awards of restricted stock that vest merely upon the passage of time do not qualify as performance-based compensation. Stock options granted by the committee under the 2000 plan are made with exercise prices equal to the fair market value of a share on the grant date, and therefore should qualify as performance-based compensation for this purpose.

As long as we qualify as a REIT, we do not pay taxes at the corporate level. To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and thus any such compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation.

Section 409A. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. As amended, Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees. We believe we are operating in compliance with the statutory provisions which were effective January 1, 2005.

Other Compensation Policies

Stock Option and Equity Award Grant Practices. The committee makes annual equity awards usually at its quarterly meeting in February or March each year. In 2006, those awards were made at the committee’s regularly scheduled meeting on February 23, 2006. The grant date of those awards is the date of the meeting, which date is determined without regard to current or anticipated stock price levels or the release of material non-public information. The committee also may make, and in the past has made, special grants during the course of the year, primarily for new hires, promotions to retain valued employees or to award exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant approval or upon a date certain following the grant approval date, such as the date on which a new hire commences his or her employment with the company.

The exercise price for any equity award is equal to the fair market value of the company’s common stock on the date of grant. Under the 2000 plan, the fair market value is equal to the closing sales price for a share of the our common stock as reported on the New York Stock Exchange on the effective date of the grant as approved by the committee or the board of directors, unless otherwise approved by the committee. Under the employment agreements with several of our executives, the committee determined the exercise price by computing the average closing price of our common stock for the ten trading days immediately prior to the grant date.

Stock Ownership Guidelines. The committee has not adopted any stock ownership guidelines for our executives or directors. The committee does, however, periodically review the levels of equity ownership by its executives and the periodic sales activity by those executives.

Recovery of Performance-based Awards. We do not have a policy regarding the recovery of performance-based awards in the event of a financial statement restatement beyond the requirements of Section 302 of the Sarbanes-Oxley Act of 2002. That statute requires the chief executive and chief financial officers of a publicly-held company to repay certain amounts if the company restates its financial statements as a result of financial reporting misconduct. The amounts to be repaid consist of (1) any bonus or other incentive-based or equity-based compensation received from the company during a twelve month period following the filing of the financial document in question; and (2) any profits realized from the sale of securities of the company during that period.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or awarded to each of our named executive officers for the one year period ended December 31, 2006. For a more thorough discussion of our executive compensation program, see Compensation Discussion and Analysis which begins on page 15 of this proxy statement.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Chaim Katzman Chairman of the Board and Former Chief Executive Officer	2006	$542,865	—	$1,457,956	$126,554	$25,641	$2,153,016
Jeffery S. Olson (6) President and Chief Executive Officer	2006	$200,000	$161,650	$186,484	$171,957	$86,563	$806,654
Doron Valero Former President and Chief Operating Officer	2006	$429,255	—	$1,173,463	$49,210	$1,771,785	$3,423,713
Howard Sipzner Former Executive Vice President and Chief Financial Officer	2006	$357,305	—	$840,460	—	$217,100	$1,414,865
Gregory Andrews (6) Executive Vice President and Chief Financial Officer	2006	$37,692	$21,575	$13,131	$12,760	$21,621	$106,779
Alan Merkur Senior Vice President and Director of Transactions	2006	$232,615	—	$195,775	$129,965	$15,900	$574,255
David Briggs Vice President, Treasurer and Chief Accounting Officer	2006	$214,038	$50,000	$81,668	$24,893	$9,518	$380,117

(1)	Includes amounts deferred under our Non-Qualified Deferred Compensation Plan.

(2)	Represents amounts paid in 2007 as bonuses for performance in 2006. These amounts were either minimum bonuses required under the executive’s employment agreement or a discretionary bonus that was not performance based.

(3)	Represents the dollar amount recognized for financial statement purposes for restricted stock awards that were granted under the 2000 plan during 2006 and earlier periods. The amounts recognized have been determined in accordance with Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) (“FAS 123R”) except that estimated forfeitures were excluded in the determination. For this purpose, the number of shares of restricted stock is multiplied by the average of the high and low trading price of our common stock on the grant date and then is amortized over the vesting period of the award. The cost of each award included in the aggregate cost is as follows:

	Year of Award	2006 Compensation Expense
Chaim Katzman	2002	$290,938
	2003	$632,855
	2004	$108,937
	2005	$229,293
	2006	$195,933
Jeffrey S. Olson	2006	$186,484
Doron Valero	2002	$252,990
	2003	$263,173
	2004	$73,922
	2005	$211,397
	2006	$371,981

	Year of Award	2006 Compensation Expense
Howard Sipzner	2003	$225,030
	2004	$226,512
	2005	$140,931
	2006	$247,987
Greg Andrews	2006	$13,131
Alan Merkur	2003	$10,846
	2004	$15,616
	2005	$130,618
	2006	$38,695
David Briggs	2003	$4,648
	2004	$6,765
	2005	$65,435
	2006	$4,820

In addition, for fiscal years through 2005, the committee permitted senior executives and other key employees of the company to defer all or any portion of their cash bonus by reinvesting that bonus into shares of restricted stock that vested over two years. The table includes the dollar amounts of restricted stock acquired by the executives from the bonus deferral in 2004 and 2005. These amounts were reported in the past under the “Bonus” column of the Summary Compensation Table.

(4)	Represents the dollar amount recognized for financial statement purposes for stock option awards that were granted under the 2000 plan during 2006 and earlier periods. The amounts recognized have been determined in accordance with FAS 123R except that estimated forfeitures were excluded in the determination. For this purpose, the fair market value of each award is determined on the grant date using the binomial option price model and then is amortized over the vesting period of the award. The assumptions used in calculating these amounts are described in Note 11 to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2006. There were no actual forfeitures of awards to the named executives. The cost of each award included in the aggregate cost is as follows:

	Year of Award	2006 Compensation Expense
Chaim Katzman	2004	$74,281
	2006	$52,273
Jeffrey S. Olson	2006	$171,957
Doron Valero	2004	$49,210
Greg Andrews	2006	$12,760
Alan Merkur	2005	$129,965
David Briggs	2005	$6,060
	2006	$18,833

(5)	The amounts shown in this column for the last fiscal year include the following:

Name	Company Contributions to Retirement and 401(k) Plans	Automobile Costs*	Relocation Expenses	Post- termination Payments	Total
Chaim Katzman	$9,900	$15,741	—		$25,641
Jeffrey Olson	—	$47,705	$38,858		$86,563
Doron Valero	$9,900	$11,885	—	$1,750,000	$1,771,785
Howard Sipzner	$9,900	$7,200	—	$200,000	$217,100
Gregory Andrews	—	—	$21,621		$21,621
Alan Merkur	$9,900	$6,000	—		$15,900
David Briggs	$9,518	—	—		$9,518

*	All amounts represent car allowances or other automobile expenses paid by us including leasing or ownership costs, insurance premiums, and/or repairs incurred in connection with the executive’s automobile.

(6)	Mr. Olson and Mr. Andrews were only employed by us for a portion of 2006. Mr. Olson’s employment commenced on September 5, 2006, he assumed the role of president on November 3, 2006 and was elected as chief executive officer on December 1, 2006. Mr. Andrews joined us on November 15, 2006, was elected executive vice president on December 1, 2006 and assumed the role of chief financial officer on January 2, 2007.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($) (3)	Closing Price on Date of Grant $ (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
			Threshold ($)	Target ($)	Maximum ($)
Chaim Katzman			$—	$470,149	$1,664,298
	03/10/06					20,100	—	—		$470,240
	09/25/06						437,318	$24.12		$1,294,458
Jeffrey Olson	09/5/06	(6)				97,166	—	—		$2,424,292
	09/5/06	(6)					800,000	$24.70	$25.16	$2,576,000
	12/31/06						64,660	$26.41	$26.66	$208,205
Doron Valero			$—	$321,941	1,043,883
	03/10/06					15,900	—	—		$371,981
Howard Sipzner			$—	$214,383	$828,766
	03/10/06					10,600	—	—		$247,987
Gregory Andrews	11/15/06	(6)				12,500	—	—		$323,625
	11/15/06	(6)					100,000	$25.04	$25.86	$319,000
Alan Merkur			$—	$93,600	$187,200
	03/10/06					4,400	—	—		$102,938
	11/30/06					5,000	—	—		$136,725
David Briggs			$—	$62,500	$125,000
	11/30/06					10,000	—	—		$273,450
	05/11/06					—	6,000	$24.56		$18,120
	11/30/06					—	10,000	$27.28		$44,800

(1)	The restricted stock awards granted on March 10, 2006 were received in lieu of the 2006 cash bonus pursuant to the bonus deferral program established by the committee whereby the executives could reinvest the bonus in shares of restricted stock at a 15% discount to the closing price of our stock on the date of deferral. The restricted stock awards vest pro rata over periods ranging from two to five years.

(2)	The option awards vest pro rata over periods ranging from one to five years.

(3)	The exercise price for Jeffrey Olson and Gregory Andrews were computed using the average closing price of our common stock for the ten trading days prior to the grant date, all other prices were based on the closing price of our stock on the date of grant.

(4)	In the case of Messrs. Olson and Andrews, the committee determined the fair market value of the options as the average closing price of our stock for the 10 trading days immediately prior to the grant date.

(5)	Represents the FAS 123R grant date fair value of the equity award. For restricted stock awards, the value is calculated using the average of the high and low trading price of our common stock on the grant date. For options, the value is determined using the binomial option price model.

(6)	These awards were approved in connection with the approval by the board of directors or the committee of the executives’ employment agreement, and the grant date was the effective date of employment, which followed the approval date.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Number of Securities Underlying Unexercised Options (#) (2) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Chaim Katzman	250,000	—		$17.17	12/31/13	30,350	$809,131
		437,317	(a)	$24.12	09/24/16	—	—
Jeffrey Olson	—	800,000	(a)	$24.70	09/4/16	97,166	$2,590,446
	—	64,660	(a)	$26.41	12/31/16	—	—
Howard Sipzner	—	—		—	—	38,333	$1,021,958
Gregory Andrews	—	100,000	(a)	$25.04	11/14/16	12,500	$333,250
Doron Valero	108,000	—		$17.17	12/31/13	—	—
Alan Merkur	—	60,000	(b)	$20.59	03/31/15	21,600	$575,856
David Briggs	—	6,000	(c)	$24.56	03/31/16	17,500	$466,550
		10,000	(d)	$27.28	11/29/16	—	—

(1)	All these options were granted pursuant to employment agreements and were fully vested at year end.

(2)	All these options were granted pursuant to employment agreements and vest as follows: (a) pro rata over the four year period commencing December 31, 2007, (b) pro rata over the two year period commencing March 31, 2007, (c) on March 31, 2007 or (d) pro rata over the five year period commencing November 29, 2007.

(3)	Consists of the following restricted stock awards that have been earned but not fully vested:

	Year of Award	Number of Shares
Chaim Katzman	2005	10,250
	2006	20,100
Jeffrey S. Olson	2006	97,166
Howard Sipzner	2003	13,000
	2004	9,333
	2005	5,400
	2006	10,600

	Year of Award	Number of Shares
Greg Andrews	2006	12,500
Alan Merkur	2005	12,200
	2006	9,400
David Briggs	2004	500
	2005	7,000
	2006	10,000
(4)	The amounts in this column have been computed based on the closing price of our common stock on December 29, 2006 ($26.66), the last business day of the year.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Chaim Katzman	90,000	$1,321,200	160,136	$3,941,328
Howard Sipzner	87,500	$622,125	50,823	$1,175,509
Doron Valero	132,900	$1,126,839	126,940	$3,149,961
Alan Merkur	30,000	$153,600	15,500	$366,632
David Briggs	6,000	$60	5,500	$132,211

(1)	The value realized on exercise was determined by subtracting the option exercise price from the closing price of our common stock on the date of exercise, multiplied by the number of shares being exercised.

(2)	The value realized on vesting has been computed based on the average of the high and low price of the stock on the vesting date.

2006 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)
Howard Sipzner	$291,130	—	$50,084	$482,144

(1)	All amounts in this column were previously reported under the “Salary” column of the Summary Compensation Table on page 23 of this proxy statement.

(2)	The earnings represent the gains on the investments accounts of the participant.

We have not made any contribution to the accounts of our deferred compensation plan since its inception in 2005. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executive of his base salary. The earnings do not represent above-market or preferential rates.

Deferral elections are made by the executive in December of each year for amounts to be earned in the following year. An executive may defer up to 90% of his or her base salary and all or any portion of their cash bonuses.

DIRECTOR COMPENSATION

Non-employee directors are eligible to receive 2,000 shares of common stock upon their initial election to the board of directors and, historically, a number shares of common stock annually on January 1 equal in value to $30,000 (based on the fair market value of our common stock on that day), which shares shall vest, in each case, half on December 31 of the year of the grant and the other half on December 31 of the following year. In addition, historically, our lead director receives an additional number of shares of common stock annually on January 1 equal in value to $15,000 (based on the fair market value of our common stock on that day), which shares vest in the same manner as the other shares granted to directors. In addition, non-employee directors receive an annual fee in the amount of $12,000, chairmen of committees (other than the audit committee) receive an annual fee of $7,500 and committee members (other than members of the audit committee) receive an annual fee of $6,000. The audit committee chairman receives an annual fee in the amount of $15,000, and audit committee members receive an annual fee of $10,000. Each of these cash fees is payable in January of each year. In addition, each non-employee director will receive a fee of $1,500 for each meeting attended in person or telephonically, plus reimbursement for reasonable expenses incurred in attending the meeting. In addition to the annual service grant, each non-employee board member serving on the board as of May 2006 received 700 shares of common stock and our lead director received an additional 300 shares of our common stock. Half of these shares vested on December 31, 2006 and the other half vest on December 31, 2007. Our officers who are directors are not paid any directors’ fees.

The following table summarizes the compensation of our non-employee directors in 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Noam Ben Ozer	$78,000	$42,748	$120,748
James Cassel	$88,000	$40,388	$128,388
Cynthia Cohen	$41,333	$23,311	$64,644
Robert Cooney(2)	$44,000	$147,160	$191,160
Neil Flanzraich	$80,375	$43,627	$124,002
Patrick Flinn	$73,000	$42,748	$115,748
Nathan Hetz	$28,500	$42,748	$71,248
Peter Linneman	$102,500	$42,748	$145,248
Shaiy Pilpel(2)	$30,500	$126,022	$156,522
Dori Segal	$41,000	$42,748	$83,748

(1)	Represents the dollar amount recognized for financial statement purposes for restricted stock awards to the non-employee directors. The amounts recognized were determined in accordance with FAS 123R. For a discussion of the assumptions made in the determination of cost under FAS 123R, see footnote 3 to the Summary Compensation Table beginning on page 23.

The cost of each award included in the aggregate cost is as follows:

Name	2004 Award	2005 Award	2006 Award
Mr. Ben-Ozer		$23,185	$19,563
Mr. Cassel		$20,825	$19,563
Mr. Cooney	$1,409	$34,796	$110,955
Ms. Cohen			$23,311
Mr. Flanzraich		$20,825	$22,802
Mr. Flinn		$23,185	$19,563
Mr. Hetz		$23,185	$19,563
Dr. Linneman		$23,185	$19,563
Dr. Pilpel		$23,185	$102,837
Mr. Segal		$23,185	$19,563

The following table sets forth the aggregate number of shares of restricted stock and stock options held by each non-employee director as of December 31, 2006.

Name	Number of Shares of Restricted Stock	Number of Options
Mr. Ben-Ozer	1,000
Mr. Cassel	1,000
Mr. Cooney		10,000
Ms. Cohen	1,000
Mr. Flanzraich	1,250
Mr. Flinn	1,000	12,375
Mr. Hetz	1,000
Dr. Linneman	1,000
Dr. Pilpel
Mr. Segal	1,000

The aggregate FAS 123R grant date value of the restricted stock awards granted in 2006 was as follows:

Name	Grant Date Fair Value
Mr. Ben-Ozer	$45,536
Mr. Cassel	$45,536
Mr. Cooney	$134,150
Ms. Cohen	$65,820
Mr. Flanzraich	$26,488
Mr. Flinn	$45,536
Mr. Hetz	$45,536
Dr. Linneman	$45,536
Dr. Pilpel	$117,914
Mr. Segal	$45,536

(2)	Messrs. Cooney and Pilpel retired from our board in May 2006.

In 2006, the committee engaged FPL to review the board compensation program. In connection with its review, FPL surveyed a number of similar programs at comparable companies. Based on its study, the committee recommended to the board an increase of its annual restricted stock service grant from $30,000 a year in stock to an annual grant of 2,000 shares. We are seeking stockholder approval of this modification, among others, to the 2000 plan in Proposal 3 below.

Chaim Katzman has served as our chairman of the board since we were founded in 1992. Until December 2006, he also served as our CEO and was therefore an employee-director. Effective January 1, 2007, following his resignation as CEO and the termination of his employment, we entered into a chairman’s compensation agreement with him. In connection with the negotiation of this agreement, we engaged FPL to review compensation arrangements for similar positions. Certain of the terms of this agreement, which are summarized below in the section entitled Payments Upon Termination of Employment and Change of Control, were determined based on that review.

PAYMENTS UPON TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

Each of our named executive officers has or had employment agreements with us that require or required us to make certain payments and provide certain benefits to them in the event of a termination of their employment or a change of control of our company. This section provides a discussion of those payments and benefits, along with certain other terms of those agreements that are in effect as of the date of this proxy statement.

Former Agreements. Messrs. Katzman, Valero and Sipzner each had employment agreements with us that expired on December 31, 2006. These agreements contained provisions regarding termination benefits owed to them following the termination of their employment by us without cause or as a result of their death or disability. In addition, these agreements provided for certain payments upon the termination of their employment following a change of control of our company (as defined in those agreements). Finally, these agreements also contained certain restrictions on activities by the executives’ that were competitive with or harmful to our business. Each of these agreements, however, expired without renewal at year end. Contemporaneously with the termination of Mr. Valero’s employment and in consideration of Mr. Valero’s long service to us, we executed a consulting agreement with him under which he will be paid $1.75 million over the next two years and the committee agreed to accelerate the vesting on all of his unvested equity awards. Following the termination of Mr. Sipzner’s employment and in consideration of his long service to the company, Mr. Sipzner was paid a separation payment of $200,000 and the committee agreed to accelerate the vesting on all of his unvested equity awards.

Messrs. Briggs and Merkur also had letter agreements with us that required certain payments following termination of employment and change of control. The terms of these benefits were very similar to those described above. The employment of Mr. Briggs and Mr. Merkur was terminated in the first quarter of 2007. Following the termination of Mr. Merkur’s employment and in consideration of his long service to the company, he was paid a separation payment of $116,100 and we agreed to accelerate the vesting on certain of his unvested equity awards. Following the termination of Mr. Briggs’s employment and in consideration of his long service to the company, he was paid a separation payment of $459,726 and we agreed to accelerate the vesting on all of his unvested equity awards.

Existing Agreements. We have entered into a chairman compensation agreement with Mr. Katzman effective January 1, 2007, following the expiration of his employment agreement. The term of this agreement ends December 31, 2010 and will automatically renew for successive one-year periods unless either party gives the other written notice at least six months before its expiration.

In connection with his agreement, Mr. Katzman was awarded an option to purchase 437,317 shares of our common stock at an exercise price of $24.12, which option vests pro rata over a four year period commencing December 31, 2007. In addition, Mr. Katzman received 300,000 shares of restricted stock, which shares also vest pro rata over the four year period commencing December 31, 2007. Mr. Katzman is also eligible for an annual bonus in the discretion of the committee.

If the chairman’s agreement is terminated due to death or “disability” (as defined in the agreement) of Mr. Katzman other than following a “change of control” (as defined in the agreement), Mr. Katzman or his estate will be entitled to receive an amount equal to his most recent bonus, if any, and all stock options and shares of restricted stock shall fully vest as of the date of such termination. If the agreement is terminated (a) by us “without cause,” (b) by Mr. Katzman for “good reason” or (c) voluntarily by Mr. Katzman, as the result of the death or Disability of Mr. Katzman or by us (other than for cause) following a “change of control” (as such terms are defined in the agreement), Mr. Katzman will receive a lump-sum payment equal to three times the sum of (i) his most recent bonus, if any, (ii) the “value” of 75,000 shares of the Company’s common stock (as determined under the agreement) and (iii) the value of options to acquire 109,329 shares of Company common stock at $24.12 per share based on the Black Schools formula. In addition, following any termination referred to in the preceding sentence, all options and restricted stock shall fully vest as of the date of termination or “change of control,” as the case may be.

If any amounts and benefits paid to Mr. Katzman are deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and subject to the excise tax under Section 4999 of the Code, such payments will be “grossed up” to make Mr. Katzman whole for the impact of such excise tax.

In addition, in connection with their commencement of employment, we executed employment agreements with Messrs. Olson and Andrews. A description of those agreements are as follows:

Term:	Both of the agreements will expire on December 31, 2010. Each of these employment agreements is automatically renewable annually unless either party gives written notice of an intent not to renew.

Base Salary:	• Mr. Olson. $650,000 • Mr. Andrews. $350,000 The base salaries for both executives can be increased annually at the discretion of the committee.

Bonus:

Cash Bonus. Each executive is entitled to an annual cash bonus based upon the achievement of certain performance levels established by the committee, subject to minimum bonuses equal to:

•        Mr. Olson. $500,000 ($161,500 for the 2006 partial year)

•        Mr. Andrews. $175,000 ($21,575 for the 2006 partial year)

Incentive Compensation:

Upon the commencement of employment, each executive received:

•        Mr. Olson. 97,166 shares of restricted stock and options to acquire 800,000 shares of stock, each vesting pro rata over a four year period commencing on December 31, 2007

•        Mr. Andrews. 12,500 shares of restricted stock and options to acquire 100,000 shares of stock, each vesting pro rata over a four year period commencing on December 31, 2007

At the discretion of the committee, additional annual incentive compensation may be paid to each executive during the term of their agreement, subject to a minimum of:

•        Mr. Olson. Options to purchase 200,000 shares of stock, vesting over a two year period (64,660 for the 2006 partial year)

•        Mr. Andrews. 12,500 shares of restricted stock and options to acquire 100,000 shares of stock, each vesting pro rata over a four year period

Deferred Signing Bonus:	Mr. Olson was also granted a deferred signing bonus in the amount of $2,056,000 payable pro rata over a 4-year period commencing on December 31, 2007.

Long-term Cash Incentive:	Each executive is eligible to receive an additional cash bonus within 45 days of December 31, 2010 (or such shorter time as provided in their respective agreement) if our total stockholder return for a period ending December 31, 2010 (or such shorter time as provided in their agreement) (a) exceeds the average total stockholder return of a group of peer companies by certain predetermined amounts and (b) equals or exceeds a certain predetermined amount. The amount of the incentive payment ranges from $0 to $3 million, in the case of Mr. Andrews, and $0 to $6 million in the case of Mr. Olson.

Termination and Benefits:

If either of the executive’s employment is terminated as a result of death or disability (other than following a “change of control,” as defined in the agreement), then we owe the executives:

•        Mr. Olson. A lump sum payment equal to base salary and accrued vacation pay through the date of termination plus the base salary and average bonus through the term of the agreement

•        Mr. Andrews. A lump sum payment equal to base salary and accrued vacation pay through the date of termination plus the lesser of one year’s base salary and average bonus or his base salary and average bonus through the term of the agreement

If either of the executive’s employment is terminated (a) by us “without cause,” (b) by the executive for “good reason” or (c) by the executive’s resignation, death or “disability” following a “change of control,”

•        Mr. Olson will receive, in addition to accrued base salary and vacation pay, a lump-sum payment equal to the greater of:

•        two times the sum of his then-current base salary plus his average bonus, if any, for the three most recently completed fiscal years; or

•        his then current base salary plus his average bonus, if any, for the three most recently completed fiscal years for the remaining duration of the employment period.

•        Mr. Andrews will receive, in addition to accrued base salary and vacation pay, a lump-sum payment equal to two times the sum of his then-current base salary plus his average bonus, if any, for the three most recently completed fiscal years

In the case of Mr. Olson, he would also receive a lump-sum payment equal to the amount of the unpaid balance of the deferred signing bonus, described above. In addition, for any termination upon death or disability, without cause or for good reason, all stock options and restricted stock that were to vest based on the passage of time shall fully vest as of the date of termination. If, in the case of resignation, death or disability following a change of control, the termination precedes the otherwise applicable end-date for a performance period for stock options or restricted stock granted to the executive, a percentage of such stock options or restricted stock shall vest as of the date of termination equal to the period of time that has elapsed since the date of award of such stock options or restricted stock compared to the total time during the performance period stated in the award of such stock options or restricted stock. In addition, following a termination described in (a) – (c) above, we will maintain for the continued benefit of Mr. Olson, his spouse and dependents for a period of up to three years following the date of termination their medical, dental and life insurance benefits.

In the case of the termination of executive’s employment, other than for cause or resignation with good reason, then the performance period under the long-term incentive payment described above shall accelerate and if the objectives are met, the executive will be entitled to the corresponding payment.

If any amounts and benefits paid to either executive are deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and subject to the excise tax under Section 4999 of the Code, such payments will be “grossed up” to make the executive whole for the impact of such excise tax.

Other Perquisites and Benefits

During the term of the employment agreements, we agreed to provide both executives, at our cost, with an automobile for his business use. We also agreed to allow the executives to use the automobile for his personal use at no cost to him, except as required by the rules of the Internal Revenue Service.

We also agreed to reimburse the executives for the reasonable expenses incurred by the executives and their family in connection with their relocation to South Florida, provided that the expenses did not exceed $40,000.

We also agreed with Mr. Olson to provide him, at our cost, with cellular phones, home office furniture and computer and communication equipment.

Estimated Additional Compensation Triggered by Termination of Employment as if Terminated on the Last Business Day of 2006*

Employee:	Payment ($)		Continued Medical Benefits ($)(1)	Accelerated Deferred Bonus ($)(2)	Accelerated Vesting of Stock Options ($)(3)	Accelerated Vesting of Restricted Stock ($)(4)	Tax-Gross up ($)(5)	Total Payments ($)(6)
Chaim Katzman
Death or Disability	—		—	—	$1,110,328	$8,807,131	$—	$9,917,459
Without Cause or with Good Reason	$8,917,584	(7)	—	—	$1,110,328	$8,807,131	$—	$18,835,043
Change of control	$8,917,584	(7)	—	—	$1,110,328	$8,807,131	$5,401,819	$24,236,862
Jeff Olson
Death or Disability	$4,600,000			$2,056,000	$1,571,233	$2,590,446	$—	$10,817,679
Without Cause or with Good Reason	$4,600,000		$36,352	$2,056,000	$1,571,233	$2,590,446	$—	$10,854,031
Change of control	$4,600,000		$36,352	$2,056,000	$1,571,233	$2,590,446	$4,168,090	$15,022,121
Greg Andrews
Death or Disability	$700,000		—		$162,000	$333,250	$—	$1,195,250
Without Cause or with Good Reason	$1,400,000		—		$162,000	$333,250	$—	$1,895,250
Change of control	$1,400,000		—		$162,000	$333,250	$735,406	$2,630,657

*	Information regarding payments that would have been owing to Messrs. Valero, Sipzner, Merkur and Briggs have been omitted as a result of their subsequent termination of employment. Actual amounts paid to those former employees are described in the Former Employees section of the narrative preceding this table. In addition, the employment agreement with Mr. Katzman expired on December 31, 2006. We have assumed, for the purpose of this schedule, that his current agreement as chairman of the board was in place on December 31, 2006.

(1)	Following a termination by us without cause, by Mr. Olson with good reason or following a change of control, we have agreed to provide him, his spouse and his dependents medical, dental and life insurance benefits for three years. The amounts in this column represent the estimated COBRA payments for that period.

(2)	Represents the full amount of the deferred signing bonus that becomes payable under the terms of Mr. Olson’s employment agreement following a termination event.

(3)	Represents the value of the unvested options owned by the executive as of December 31, 2006, calculated by multiplying the number of shares underlying the option by the difference between the closing price of our stock on December 29, 2006, the last trading date of the year, and the exercise price of the options.

(4)	Represents the value of the unvested shares owned by the executive as of December 31, 2006, calculated by multiplying the number of shares by the closing price of our stock on December 29, 2006, the last trading date of the year.

(5)	We are required to pay to each executive in the above table a tax gross-up payment to reimburse the executive for any excise tax to which he would be subject under Section 4999 of the Internal Revenue Code with respect to any “excess parachute payment” that he receives from us. The executive generally would not be considered to receive an “excess parachute payment” unless the payments made to him that are contingent on a change in control exceed three times the average of his W-2 compensation for the five years immediately prior to the year in which the change in control occurs. Therefore, facts and circumstances at the time of any change in control, as well as changes in the executive’s W-2 compensation history, could materially impact whether and to what extent any payment to an executive would result in an “excess parachute payment” and thus result in an excise tax with respect to which we would be required to make a tax gross-up payment.

(6)	Does not include the accelerated long term cash incentive or other performance based compensation earned by the executive for services rendered prior to, but payable following, the termination event.

(7)	Mr. Katzman does not earn a cash salary under his chairman compensation agreement. However, upon certain termination events, he does receive a payment equal to a multiple of an annual allocation of his equity compensation. The amount in this column represents the cash payment owing to Mr. Katzman following the termination event based on a proportional value of his equity awards on December 31, 2006 as determined under his agreement.

SHARE OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with during the fiscal year ended December 31, 2006.

CERTAIN TRANSACTIONS

While not a formally written policy, in the past, either our full board or one of its committees has reviewed and approved or ratified any related party transactions. These transactions include:

•	transactions that must be disclosed in proxy statements under SEC rules, and

•

transactions that potentially could cause a non-employee director to cease to qualify as an independent director under New York Stock Exchange listing requirements or the ratings criteria of various shareholder or other institutional organizations.

Transactions that are deemed immaterial under applicable disclosure requirements are generally deemed pre-approved.

Criteria for board or committee approval or ratification of a related party transaction include, in addition to factors that the board or committee, as applicable, otherwise deems appropriate under the circumstances:

•	whether the transaction is on terms no less favorable than terms generally available from an unaffiliated third party; and

•

in the case of a non-employee director, whether the transaction would disqualify the director from (1) being deemed independent under New York Stock Exchange listing requirements or (2) from serving on the audit committee, compensation committee or nominating and corporate governance committee under New York Stock Exchange and other regulatory requirements.

Consulting Agreement with Doron Valero

On November 3, 2006, we entered into a consulting agreement with Doron Valero which had an effective date of January 1, 2007 and pursuant to which he will continue to provide consulting services to us for the next two years. Until November 3, 2006, Mr. Valero served as our president and chief operating officer and was a member of our board of directors. Under the consulting agreement, we have agreed to pay him $1.75 million over the term of that agreement, payable in semi-annual payments commencing on its effective date. Under the agreement, Mr. Valero is required to consult with us regarding existing and contemplated business operations, including strategic planning initiatives, our existing property management and leasing operations, and project and vendor analysis. Mr. Valero is to provide the consulting services on an “as needed” basis and is not required to devote a minimum amount of time to the company.

IFRS Financial Statements

In the fourth quarter of 2006, we agreed with Gazit-Globe, Ltd., one of our principal stockholders, to assist them with their adoption the International Financial Reporting Standards, or IFRS, commencing in 2007. IFRS requires fair market value accounting for income-producing investment property. At the expense of Gazit-Globe, we obtained a valuation of our income-producing property as of December 31, 2006 from Schonbraun McCann Group LLP , or SMG. Based on this valuation, we then provided Gazit-Globe a reconciliation of our financial statements reported under U.S. generally accepted accounting principles to IFRS.

In connection with this project, Gazit-Globe agreed to reimburse us for any internal or third party costs associated with the preparation of the valuation and reconciliation, including the acquisition and implementation of certain software to assist us in the valuation of our properties. As of March 31, 2007, we had incurred approximately $485,000 of costs related to these activities, all of which are reimbursable by Gazit-Globe. In addition, we anticipate that this arrangement will continue on a quarterly and annual basis in the future.

Investment Contract and Use Agreement

We are party to a use agreement dated January 1, 1996 with an affiliate of Gazit-Globe. Pursuant to this agreement, we agreed to permit Chaim Katzman, our chairman of the board, or any of Gazit-Globe’s other employees to use our facilities, equipment, supplies and personnel necessary to conduct its business and affairs. In consideration for the use of these facilities, Gazit-Globe agreed to pay us an annual sum of $10,000.

In addition, we have previously entered into an investment contract, dated May 21, 1996, with several of our principal stockholders, including the predecessor to Gazit-Globe. This agreement provides, in addition to other agreements, covenants and obligations that have been satisfied, that we would prepare and furnish to Gazit-Globe or its affiliates certain of our financial statements required by Gazit-Globe for purposes of consolidating our financial results with those of Gazit-Globe as required by Israeli generally accepted accounting principles and the Tel-Aviv Stock Exchange Ltd., on which the shares of capital stock of Gazit-Globe are currently traded.

Effective January 1, 2004, we entered into a clarification agreement and protocol with Gazit-Globe. The clarification agreement clarifies certain provisions of the use agreement and the investment contract, including that Gazit-Globe agrees to reimburse us for third-party expenses incurred by us in the use of our office facilities and the provision of the Israeli financial statements. In addition, in the clarification agreement we agreed to provide Gazit-Globe certain information technology services and Gazit-Globe agreed to pay us monthly fees of $1,500 for those services.

PROPOSAL 3 – ADOPTION OF OUR AMENDED AND RESTATED

2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

Our board of directors initially approved our 2000 Executive Incentive Compensation Plan in April 2000. It was adopted by our stockholders in June 2000 and subsequently amended by our stockholders in May 2002 and July 2004. This purpose of the plan is to assist us and our subsidiaries in attracting, motivating, retaining and rewarding employees, officers, directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in us in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value. On March 1, 2007, the board of directors adopted a resolution amending the plan, subject to the approval of our stockholders at the 2007 annual meeting.

Stockholder approval of the amendment to the plan is required to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as described below, to comply with the incentive stock option rules under Section 422 of the Internal Revenue Code, and for purposes of complying with the shareholder approval requirements for the listing of shares on the New York Stock Exchange.

If this proposal is approved, we will have a total of 3,862,386 shares remaining for issuance under the plan, which represents approximately 5.2% of our 73,817,066 outstanding shares as of April 25, 2007. The following is a summary of the material features of the plan and the proposed amendments.

Summary of Plan Changes

If the resolution is adopted by our stockholders, the amended plan will differ from our current plan in that:

•

the number of shares of common stock reserved for delivery under the plan will be increased to 8,500,000 shares from 5,500,000 shares, resulting in 3,862,386 shares available for delivery in connection with awards granted under the plan;

•

the annual service grant of restricted stock to non-employee directors will change from $30,000 a year in stock to a flat 2,000 shares and the lead director will be entitled to 1,000 each year instead of $15,000 a year in stock.

A copy of the plan, as amended, is attached to this proxy statement as Annex A.

Summary of our Amended and Restated 2000 Executive Incentive Compensation Plan, as Amended by Proposal 2

The terms of the plan provide for grants of stock options, stock appreciation rights, called SARs, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property. The following is a summary of certain principal features of the amended plan. This summary is qualified in its entirety by reference to the complete text of the plan, as amended, which is attached to this proxy statement as Annex A. Stockholders are urged to read the actual text of the plan in its entirety.

Shares Available for Awards; Annual Per-Person Limitations. Under the plan, as amended, the total number of shares of common stock reserved and available for delivery in connection with awards under the plan shall be equal to 8,500,000 shares, plus the number of shares with respect to which awards previously granted under the plan that terminate without being exercised, expire, are forfeited or cancelled, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

In addition, the plan imposes individual limitations on the amount of certain awards in part to comply with Internal Revenue Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of our other obligations, and other stock-based awards granted to any one participant may not exceed 500,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be earned as an annual incentive award valued in cash or by reference to property other than our stock in any fiscal year by a participant is $2,000,000, and the maximum amount that may be earned as a performance award valued in cash or by reference to property other than our stock in respect of a performance period in excess of one year by any one participant is $5,000,000.

Subject to applicable law and the rules and regulations of the New York Stock Exchange, the compensation committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards, including adjustments to exercise prices of options and other affected terms of awards, in the event that a dividend or other distribution, whether in cash, shares of common stock or other property, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The compensation committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility. The persons eligible to receive awards under the plan are our officers, directors, employees and independent contractors. Independent contractors are not eligible to receive incentive stock options, called ISOs, under the plan. An employee on leave of absence may be considered as still in our employ or the employ of a subsidiary of ours for purposes of eligibility for participation in the plan. As of March 31, 2007, approximately 160 persons were eligible to participate in the plan, including 151 officers and other employees and nine non-employee directors. We have not granted eligibility to any independent contractor.

Administration. The plan is to be administered by the compensation committee, each member of which must be a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. However, except as otherwise required to comply with Rule 16b-3 of the Securities Exchange Act, or Section 162(m) of the Internal Revenue Code, the board may exercise any power or authority granted to the compensation committee. Subject to the terms of the plan, the compensation committee or the board is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settleable, including performance conditions that may be required as a condition thereof, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the plan, and make all other determinations that may be necessary or advisable for the administration of the plan.

Automatic Grant Program for Non-Employee Directors. The plan includes an automatic grant program for our non-employee directors. Under the plan, non-employee directors are automatically granted 2,000 shares of restricted stock upon their initial election to the board of directors and 2,000 shares of common stock annually on January 1, which shares shall vest, in each case, half on December 31 of the year of the grant and the other half on December 31 of the following year. Our lead director receives an additional 1,000 shares of restricted stock, which shares vest in the same manner as the other shares granted to directors.

Stock Options and SARs. The compensation committee or the board is authorized to grant (i) stock options, including (a) ISOs which can result in potentially favorable tax treatment to the participant, and (b) non-qualified stock options, and (ii) SARs entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise (or defined “change of control price” following a change of control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the compensation committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the plan, the term fair market value means the fair market value of common stock, awards or other property as determined by the compensation committee or the board or under procedures established by the compensation committee or the board. Unless otherwise determined by the compensation committee or the board, the fair market value of common stock as of any reference date shall be the closing sales price per share of common stock on the date of reference as reported on the New York Stock Exchange on the date as of which such value is being determined or, if there is no sale on that date, then on the last day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the compensation committee or the board, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months, outstanding awards or other property having a fair market value equal to the exercise price, as the compensation committee or the board may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the compensation committee or the board. SARs granted under the plan may include limited SARs, which are exercisable for a stated period of time following a change of control, as discussed below.

Restricted and Deferred Stock. The compensation committee or the board is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the compensation committee or the board. A participant granted restricted stock generally has all of the rights of a stockholder, unless otherwise determined by the compensation committee or the board. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The compensation committee or the board is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee or the board.

Bonus Stock and Awards in Lieu of Cash Obligations. The compensation committee or the board is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the compensation committee or the board may specify.

Other Stock-Based Awards. The compensation committee or the board is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the compensation committee or the board, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The compensation committee or the board determines the terms and conditions of such awards.

Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the compensation committee or the board. In addition, the plan authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares of common stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards and annual incentive awards granted to persons whom the compensation committee expects will, for the year in which a deduction arises, be covered employees, which include our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among our four highest compensated officers as of the end of a taxable year, will, if and to the extent intended by the compensation committee, be subject to provisions that should qualify such awards as performance-based compensation not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m). If and to the extent required under Section 162(m) of the Internal Revenue Code, any power or authority relating to a performance award or annual incentive award intended to qualify under Section 162(m) of the Internal Revenue Code is to be exercised by the compensation committee and not the board.

Subject to the requirements of the plan, the compensation committee or the board will determine performance award and annual incentive award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. In granting annual incentive or performance awards, the compensation committee or the board may establish unfunded award pools, the amounts of which will be based upon the achievement of a performance goal or goals based on the business criteria described in the plan. The compensation committee may select one or more of the following business criteria, on a consolidated basis, and/or with regard to particular subsidiaries or business units of ours (except with respect to the earnings per share and total stockholder return criteria): (1) earnings per share, (2) increase in revenues or margins; (3) increase in cash flow; (4) operating margin; (5) return on net assets, return on investment, return on capital, return on equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of ours; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) per share funds from operations; and (15) any of the above goals determined on an absolute or relative basis and/or as compared to the performance of a published or special index deemed applicable by the compensation committee including, but not limited to, the Standard & Poor’s 500 Stock Index or peer group of industry competitors selected by the compensation committee. These business criteria must be disclosed to and approved by our stockholders every 5 years in order to remain in compliance with Internal Revenue Code Section 162(m). During the first 90 days of a fiscal year or performance period, the compensation committee or the board will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise.

After the end of each fiscal year or performance period, the compensation committee or the board will determine (i) the amount of any pools and the maximum amount of potential annual incentive or performance awards payable to each participant in the pools and (ii) the amount of any other potential annual incentive or performance awards payable to participants in the plan. The compensation committee or the board may, in its discretion, determine that the amount payable as an annual incentive or performance award will be reduced from the amount of any potential award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the compensation committee or the board. The compensation committee or the board may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the compensation committee or the board may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The compensation committee or the board is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the plan. The compensation committee or the board may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld, or previously acquired shares of common stock or other property be surrendered by the participant, to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the compensation committee or the board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant, as distinguished from the exercise, except to the extent required by law. The compensation committee or the board may, however, grant awards in exchange for other awards under the plan, awards under our other plans, or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards or rights.

Acceleration of Vesting; Change of Control. The compensation committee or the board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a change of control, including the cash settlement of SARs and limited

SARs, which may be exercisable in the event of a change of control. In addition, the compensation committee or the board may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any change of control. Upon the occurrence of a change of control, if so provided in the award agreement, stock options, limited SARs and other SARs which so provide may be cashed out based on a defined change of control price, which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid, including extraordinary dividends, in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all of our assets, or (ii) the highest fair market value per share, which is generally based on market prices, at any time during the 60 days before and 60 days after a change of control. For purposes of the plan, the term change of control generally means (a) approval by stockholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities, or our liquidation or dissolution or the sale of all or substantially all of our assets, unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned, or (b) a change in the composition of the board such that the persons constituting the incumbent board on the date the award is granted, and subsequent directors approved by the incumbent board, or approved by such subsequent directors, cease to constitute at least a majority of the board, or (c) the acquisition by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 35% of either the then outstanding shares of our common stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, hereinafter referred to as the ownership of a controlling interest excluding, for this purpose, any acquisitions by (1) us or our subsidiaries, and (2) any person, entity or group that as of the date on which the award is granted has beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act, of a controlling interest.

Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue or terminate the plan or the compensation committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of the New York Stock Exchange. Thus, stockholder approval may not necessarily be required for every amendment to the plan which might increase the cost of the plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the board, the plan will terminate on the earlier of the day before the tenth anniversary of the stockholders’ approval of the plan or the date on which all shares reserved for issuance under the plan have been issued.

Securities Act Registration. We have registered the shares of common stock available under the current plan, and we intend to register the additional shares of common stock available for awards under the plan, as amended and restated, pursuant to a registration statement on Form S-8 filed with the SEC.

Federal Income Tax Consequences of Awards of Options. The following is a brief description of the federal income tax consequences generally arising with respect to awards of options under the plan.

The grant of an option will create no tax consequences for us or the participant. A participant will not have taxable income upon exercising an ISO, except that the alternative minimum tax may apply. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

Upon a disposition of shares of common stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares of common stock at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares of common stock minus the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option, including an ISO for which the ISO holding periods are met, generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock, the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option.

We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of common stock for the ISO holding periods prior to disposition of the shares.

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as performance-based compensation is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. As discussed above, we intend that options and certain other awards granted to employees whom the compensation committee expects to be covered employees at the time a deduction arises in connection with such awards, qualify as such performance-based compensation, so that such awards will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options or other awards under the amended plan will qualify as performance-based compensation that is fully deductible by us under Section 162(m).

The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the plan, is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the plan should consult a tax advisor as to the tax consequences of participation.

Awards Made Since 2006. The table sets forth the amount and dollar value of awards received by the named executive officers and by certain other groups of individuals under the plan during 2006 and outstanding as of March 31, 2007.

Name and Position	Number of Shares of Restricted Stock Granted (#)(1)	Grant Date Value of Restricted Stock ($)	Number of Stock Options Granted (#)	Grant Date Value of Stock Options ($)
Chaim Katzman	20,100	$470,240	437,318	$1,294,458
Jeffrey S. Olson	—	—	500,000	$1,610,007
Doron Valero	15,900	$371,981	—	—
Gregory Andrews	12,500	$323,625	100,000	$319,000
Howard M. Sipzner	10,600	$247,987	—	—
Alan Merkur	6,900	$171,301	—	—
David Briggs	10,000	$273,450	16,000	$62,920
All current executive officers as a group (4 persons)	149,666	$1,317,625	1,000,000	$3,245,007
All current directors who are not executive officers and were not during 2006 (8 persons)	17,000	$372,804	—	—
All employees, other than executive officers and ex-officers (147 persons)	65,150	$1,555,376	25,000	$112,000

(1)	The shares of restricted stock vest as determined by the compensation committee.

(2)	The options have exercise prices ranging from $24.56 to $27.28 per share, become exercisable at the rate determined by the compensation committee and have a term of 10 years.

We believe that awards granted under the plan have been and will continue to be granted primarily to those persons who possess a capacity to contribute significantly to our successful performance. Because persons to whom awards may be made are to be determined from time to time by the compensation committee in its discretion, it is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive awards or the nature and terms of such awards.

Vote Required

The majority of the votes cast on the proposal at the annual meeting, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal, is required for the approval of the proposed Amended and Restated 2000 Executive Incentive Compensation Plan. Under the New York Stock Exchange’s interpretations of its stockholder approval policies, abstentions will have the same effect as votes against the proposal, and broker non-votes will also have the effect of votes against the proposal unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes. In which case, broker non-votes will have no effect on the proposal. Both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

RECOMMENDATION – The Board of Directors Recommends a Vote FOR the Proposal to Approve the Amended and Restated 2000 Executive Incentive Compensation Plan

SECURITY OWNERSHIP

The table below sets forth, as of April 25, 2007, the number of shares of our common stock which were owned beneficially by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table below who is employed with us as of April 25, 2007; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Equity One, Inc., 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179.

The number of shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following table is based on 73,817,066 shares of common stock outstanding as of April 25, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options that are presently exercisable or exercisable within 60 days of April 25, 2007 or which are scheduled to be issued within 60 days of April 25, 2007 are deemed to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares Owned
Chaim Katzman (1)	32,003,168	43.4%
Gazit-Globe Ltd. (2)	31,013,665	42.0%
M.G.N. (USA), Inc. (3)	15,846,898	21.5%
First Capital Realty, Inc. (4)	13,903,570	18.8%
Silver Maple (2001), Inc. (5)	8,235,363	11.2%
Ficus, Inc (6)	5,668,207	7.7%
MGN America, Inc. (7)	5,283,829	7.2%
Nathan Hetz (8)	5,115,642	6.9%
Alony Hetz Properties & Investments, Ltd. (9)	5,099,442	6.9%
Gazit (1995), Inc. (10)	4,444,424	6.0%
Doron Valero (11)	180,100	*
Howard M. Sipzner (12)	101,391	*
Jeffrey S. Olson	98,234	*
Alan Merkur (13)	45,800	*
Noam Ben-Ozer	33,178	*
Patrick L. Flinn (14)	32,776	*
David W. Briggs (15)	33,638	*
Peter Linneman	17,200	*
Gregory Andrews	12,500	*
Dori Segal	8,950	*
James S. Cassel	6,051	*
Neil Flanzraich	7,500	*
Cynthia R. Cohen	4,000	*
All current executive officers and directors of Equity One as a group (13 persons) (16)	37,440,799	50.7%

*	Represents ownership of less than 1.0%

(1)	Includes (i) 31,013,665 shares of common stock beneficially owned by Gazit-Globe, Ltd., which Mr. Katzman may be deemed to control, and (ii) 250,000 shares of common stock issuable to Mr. Katzman upon the exercise of options which are currently exercisable. Of the shares included as beneficially owned by Mr. Katzman, 25,493,916 shares are pledged to secure indebtedness owed by Mr. Katzman or his affiliates.

(2)	Includes (i) 15,846,898 shares of common stock beneficially owned by M.G.N. (USA), Inc. and (ii) 13,903,570 shares of common stock beneficially owned by First Capital Realty Inc., both of which are controlled by Gazit-Globe, Ltd. Of the shares included as beneficially owned by Gazit-Globe, Ltd., 25,417,926 shares are pledged to secure indebtedness owed by it or its affiliates.

(3)	Includes (i) 5,283,829 shares of common stock owned by MGN America, Inc. and (ii) 4,444,424 shares of common stock owned by Gazit (1995), Inc., both of which are wholly-owned subsidiaries of M.G.N. (USA), Inc. Of the shares included as beneficially owned by M.G.N. (USA), Inc., 11,514,356 shares are pledged to secure indebtedness owed by it or its affiliates.

(4)	Includes (i) 8,235,363 shares of common stock owned by Silver Maple (2001), Inc. and (ii) 5,668,207 shares of common stock owned by Ficus, Inc., both of which are indirect, wholly-owned subsidiaries of First Capital Realty Inc. All of shares reported as beneficially owned by First Capital Realty, Inc. are pledged to secure indebtedness owed by it or its affiliates.

(5)	All of the shares beneficially owned by Silver Maple (2001), Inc. are pledged to secure indebtedness owed by it.

(6)	All of the shares beneficially owned by Ficus, Inc. are pledged to secure indebtedness owed by it.

(7)	4,142,588 of the shares beneficially owned by MGN America, Inc. are pledged to secure indebtedness owed by it.

(8)	Includes 5,099,444 shares of common stock beneficially owned by Alony Hetz Properties & Investments, Ltd., which Mr. Hetz may be deemed to control. Of the shares included as beneficially owned by Mr. Hetz, 5,099,442 shares are pledged to secure indebtedness owed by Alony Hetz Properties & Investments, Ltd. or its affiliates.

(9)	All of the shares beneficially owned by Alony Hetz Properties & Investments, Ltd. are pledged to secure indebtedness owed by it or its affiliates.

(10)	3,869,175 of the shares beneficially owned by Gazit (1995) Inc. are pledged to secure indebtedness owed by it and its affiliates.

(11)	Based on the Form 4 filed by Mr. Valero on October 19, 2006, his last filing as an executive officer.

(12)	Based on the Form 4 filed by Mr. Sipzner on October 19, 2006, his last filing as an executive officer, including any shares surrendered in connection with the exercise options since that date.

(13)	Based on the Form 4 filed by Mr. Merkur on December 18, 2006, his last filing as an executive officer, less any shares sold in connection with a cashless exercise of options since that date.

(14)	Includes 12,375 shares of common stock issuable to Mr. Flinn upon the exercise of options which are currently exercisable.

(15)	Based on the Form 4 filed by Mr. Briggs on December 4, 2006, his last filing as an executive officer.

(16)	See footnotes (1) through (15). Also includes 20,000 shares of common stock issuable to our other executive officers upon the exercise of options which are currently exercisable.

As shown above, several of our affiliated stockholders that beneficially own a significant interest in our company, including Gazit-Globe, Ltd., Silver Maple (2001), Inc., Ficus, Inc. and related entities, have pledged a substantial portion of our stock that they own to secure loans made to them by commercial banks.

If a stockholder defaults on any of its obligations under these pledge agreements or the related loan documents, these banks may have the right to sell the pledged shares in one or more public or private sales that could cause our stock price to decline. Many of the occurrences that could result in a foreclosure of the pledged shares are out of our control and are unrelated to our operations. Some of the occurrences that may constitute such an event of default include:

•	the stockholder’s failure to make a payment of principal or interest when due;

•	the occurrence of another default that would entitle any of the stockholder’s other creditors to accelerate payment of any debts and obligations owed to them by the stockholder;

•	if the bank, in its absolute discretion, deems that a change has occurred in the condition of the stockholder to which the bank has not given its prior written consent;

•	if the stockholder ceases to pay its debts or manage its affairs or reaches a compromise or arrangement with its creditors; and

•	if, in the opinion of the bank, the value of the pledged shares shall be reduced or is likely to be reduced (for example, the price of our common stock declines).

In addition, because so many shares are pledged to secure loans, the occurrence of an event of default could result in a sale of pledged shares that could cause a change of control of our company, even when such a change may not be in the best interests of our stockholders.

STOCKHOLDER PROPOSALS

Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice generally must be delivered to our corporate secretary not later than the close of business on the 60th day, and not earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2008 annual meeting, but not included in our proxy statement, generally must be received by our corporate secretary after the close of business on March 6, 2008, and prior to the close of business on April 5, 2008.

The date by which we must receive stockholder proposals for inclusion in the proxy materials relating to the 2008 annual meeting of stockholders, or for presentation at such meeting, is December 31, 2007. In the event that the 2008 annual meeting of stockholders is called for a date that is not within 30 days before or after June 4, 2008, in order to be timely, we must receive notice by the stockholder not later than the close of business on the later of 120 calendar days in advance of the 2008 annual meeting of stockholders or ten calendar days following the date on which public announcement of the date of the meeting is first made. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, as well as the advance notification requirements set forth in our bylaws.

Stockholder proposals should be mailed to the attention of, and copies of the advance notification requirements may be obtained from, our corporate secretary at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

2006 ANNUAL REPORT

Stockholders are concurrently being furnished with a copy of our 2006 Annual Report and our audited financial statements at December 31, 2006. Additional copies of our Annual Report, financial statements and Form 10-K for the year ended December 31, 2006, as filed with the SEC, may be obtained without charge by contacting Equity One, Inc. — Investor Relations, at 1600 N.E. Miami Gardens Drive, North Miami Beach, Florida 33179.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the 2006 annual meeting of stockholders. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their discretion.

ANNEX A

EQUITY ONE, INC.

AMENDED AND RESTATED

2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

EQUITY ONE, INC.

AMENDED AND RESTATED

2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

EQUITY ONE, INC.

AMENDED AND RESTATED

2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this AMENDED AND RESTATED 2000 EXECUTIVE INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist EQUITY ONE, INC., a Maryland corporation (the “Company”) and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. In the event that the Company is or becomes a Publicly Held Corporation (as hereinafter defined), the Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, for all or a portion of a specified fiscal year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement between the Participant and the Company or Parent Corporation or Subsidiary or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or Parent Corporation or Subsidiary) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment agreement with the Company (or Parent Corporation or Subsidiary), if any, (iii) any violation or breach by the Participant of his or her non-competition and/or non-disclosure agreement with the Company (or Parent Corporation or Subsidiary), if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or Parent Corporation or Subsidiary), (v) chronic addition to alcohol, drugs or other similar substances affecting the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant’s employment was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined with related terms in Section 9 of the Plan.

(h) “Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that the Committee shall consist of at least two directors, and, in the event the Company is or becomes a Publicly Held Corporation (as hereinafter defined), each member of which shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(k) “Corporate Transaction” means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.

(l) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(m) “Deferred Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(n) “Director” means a member of the Board.

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(o) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(p) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(q) “Effective Date” means the effective date of the Plan, which shall be April 24, 2000.

(r) “Eligible Person” means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(u) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(v) “Incentive Stock Option” or “ISO” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(w) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(x) “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(y) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(z) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

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(aa) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(bb) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(cc) “Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board for a performance period that is longer than one fiscal years of the Company.

(dd) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(ee) “Publicly Held Corporation” shall mean a publicly held corporation as that term is used under Section 162(m)(2) of the Code.

(ff) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(gg) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(hh) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(ii) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(jj) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

3. Administration .

(a) Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or, during the period that the Company is a Publicly Held Corporation, in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and

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other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

(b) Manner of Exercise of Committee Authority. In the event that the Company is or becomes a Publicly Held Corporation, the Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and

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available for delivery in connection with Awards under the Plan shall be the sum of (i) 8,500,000, plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitations. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 500,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum dollar amount that may be earned as an Annual Incentive Award valued by reference to a designated amount of property (including cash) other than Shares in any fiscal year by any one Participant shall be $2,000,000, and the maximum dollar amount that may be earned as a Performance Award valued by reference to a designated amount of property (including cash) other than Shares in respect of a performance period by any one Participant shall be $5,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Maryland law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided

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that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

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(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(iv) Repurchase Rights. The Committee and the Board shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease to be employed with or perform services to the Company (or a Parent Corporation or Subsidiary) while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right.

(c) Stock Appreciation Rights. The Committee and the Board each is authorized to grant SAR’s to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a “Limited SAR” that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

(ii) Other Terms. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

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(d) Restricted Stock. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board at the time of the Award, upon termination of a Participant’s employment during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

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(v) Automatic Restricted Stock Grants to Non-Employee Directors. Non-Employee Directors shall be eligible to receive Restricted Stock Awards under this Section 6(d)(v).

(vi) Automatic Restricted Stock Grants to Non-Employee Directors. Non-Employee Directors shall be eligible to receive Restricted Stock Awards under this Section 6(d)(v).

(A) Initial Grants. On the date that an eligible Non-Employee Director is first elected to the Board, such Non-Employee Director shall receive 2,000 shares of Restricted Stock (an “Initial Grant”); provided that any Non-Employee Director who is a member of the Board as of the Effective Date of this Plan shall be entitled to received an Initial Grant. The Initial Grant shall be subject to the availability and adjustment of shares of Stock issuable under the Plan pursuant to Section 4 and shall not be subject to the discretion of any person or persons.

(B) Service Grants. On each January 1 while the Plan remains in effect, each then Non-Employee Director shall be granted an additional 2,000 shares of Restricted Stock (a “Service Grant”), subject to the availability and adjustment of shares of Stock issuable under the Plan pursuant to Section 4 and shall not be subject to the discretion of any person or persons. In addition, on each January 1 while the Plan remains in effect, the lead director of the Company, if any, shall be granted an additional 1,000 shares of Restricted Stock, as an additional Service Grant, subject to the availability and adjustment of shares of Stock issuable under the Plan pursuant to Section 4 and shall not be subject to the discretion of any person or persons.

(C) Terms of Initial Grants and Service Grants. Unless otherwise determined by the Committee or in any Restricted Stock Agreement, each Restricted Stock Award granted pursuant to this Section 6(d)(v) shall vest in two (2) equal installments on the first and second December 31 subsequent to the date on which the shares of Restricted Stock are granted.

(e) Deferred Stock. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be

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subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board, upon termination of a Participant’s employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant’s Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

(g) Dividend Equivalents. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of

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shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

(h) Other Stock-Based Awards. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Parent Corporation or a Subsidiary), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. The Committee and the Board shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Optionee cease to be employed with or perform services to the Company (or a Parent Corporation or Subsidiary) while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is

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equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. If and to the extent that the Company is or becomes a Publicly Held Corporation, it is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts

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payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). At such times as the Company is a Publicly Held Corporation, if and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

(b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. The following business criterion for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share, (2) increase in revenues or margins; (3) increase in cash flow; (4) operating margin; (5) return on net assets, return on investment, return on capital, return on equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of ours; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) per share funds from operations; and (15) any of the above goals determined on an absolute or relative basis and/or as

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compared to the performance of a published or special index deemed applicable by the compensation committee including, but not limited to, the Standard & Poor’s 500 Stock Index or peer group of industry competitors selected by the compensation committee. The foregoing business criterion shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as “performance-based compensation” under Code Section 162(m).

(iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may, within its discretion, grant one or more Annual Incentive Awards to any Eligible Person, subject to the terms and conditions set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. In the case of Annual Incentive Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the amount of such

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Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

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(e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change in Control.

(a) Effect of “Change in Control.” If and to the extent provided in the Award, in the event of a “Change in Control,” as defined in Section 9(b):

(i) The Committee may, within its discretion, accelerate the vesting and exercisability of any Award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, subject to applicable restrictions set forth in Section 10(a) hereof;

(ii) The Committee may, within its discretion, accelerate the exercisability of any limited SARs (and other SARs if so provided by their terms) and provide for the settlement of such SARs for amounts, in cash, determined by reference to the Change in Control Price;

(iii) The Committee may, within its discretion, lapse the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan and such Awards may be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, within its discretion, deem such performance goals and other conditions as having been met as of the date of the Change in Control.

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(b) Definition of “Change in Control. A “Change in Control” shall be deemed to have occurred upon:

(i) Approval by the stockholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided (i) that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) or (ii) any individual appointed to the Board by the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 35% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, or (2) any person, entity or “group” that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or any affiliate of such person, entity or “group.”

(c) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) hereof or any

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liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

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(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

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(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee or the Board may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

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(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable New York Stock Exchange requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate on the earliest to occur of (i) the day immediately prior to the tenth anniversary of the date the stockholders’ of the Company approved to limit the terms hereof (such date being July 28, 2014), or (ii) the date on which no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

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EQUITY ONE, INC.

1600 N.E. Miami Gardens Drive

North Miami Beach, Florida 33179

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EQUITY ONE, INC.

The undersigned holder of common stock of Equity One, Inc., a Maryland corporation (the “Company”), hereby appoints Jeffrey S. Olson, Gregory R. Andrews and Arthur L. Gallagher, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to represent the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the Company’s annual meeting of stockholders, to be held on June 4, 2007, at 10:00 a.m., local time, Trump International Sonesta Beach Resort, 18001 Collins Avenue, Sunny Isles Beach, Florida 33160, and at any adjournments or postponements thereof.

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE AND MAIL IN THE ENVELOPE PROVIDED.

Proposal 1.	Election of the following directors to hold office until the 2008 annual meeting of stockholders of the Company and until his or her successors is duly elected and qualifies:

¡	Noam Ben-Ozer

¡	James S. Cassel

¡	Cynthia R. Cohen

¡	Neil Flanzraich

¡	Nathan Hetz

¡	Chaim Katzman

¡	Peter Linneman

¡	Jeffrey S. Olson

¡	Dori Segal

☐  For All             ☐  Withhold All             ☐  For All Except (See Instruction Below)

INSTRUCTION: To withhold authority to vote for any nominee, mark “For All Except” and fill in the circle next to each nominee you wish to withhold, as shown here: •

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR ALL” WITH RESPECT TO PROPOSAL 1.

Proposal 2.	The ratification of the appointment of Ernst & Young LLP to act as our independent auditors for 2007.

☐  For             ☐  Against             ☐  Abstain

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Proposal 3.	The approval of the amendment of the Company’s 2000 Executive Incentive Compensation Plan to, among other things, increase the number of shares reserved under the plan from 5,500,000 to 8,500,000 resulting in 3,862,386 shares available for grant.

☐  For              ☐  Against             ☐  Abstain

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Proposal 4.	To vote and otherwise represent the undersigned on any other matter as may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED “FOR” EACH OF THE NOMINEES AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

The undersigned hereby acknowledges receipt of (i) the notice of annual meeting and (ii) the proxy statement each of which is incorporated herein by reference.

DATE:

SIGNATURE:

SIGNATURE (if held jointly):

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.

—FOLD AND DETACH HERE—